                                                                       EXHIBIT 2



--------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER

                          DATED AS OF OCTOBER 11, 1999

                                  BY AND AMONG

                                PEOPLESOFT, INC.,

                             THE VANTIVE CORPORATION

                                       AND

                            VICKERS ACQUISITION, INC.

--------------------------------------------------------------------------------

                                    TABLE OF CONTENTS

                                                                                   Page
ARTICLE 1  THE MERGER.................................................................1
        Section 1.1. The Merger.......................................................1
        Section 1.2. Effective Time...................................................2
        Section 1.3. Closing of the Merger............................................2
        Section 1.4. Effects of the Merger............................................2
        Section 1.5. Certificate of Incorporation and Bylaws..........................2
        Section 1.6. Directors........................................................2
        Section 1.7. Officers.........................................................3
        Section 1.8. Conversion of Shares.............................................3
        Section 1.9. Dissenters' Rights...............................................3
        Section 1.10. Exchange of Certificates........................................3
        Section 1.11. Stock Options...................................................6

ARTICLE 2  REPRESENTATIONS AND WARRANTIES OF THE COMPANY..............................7
        Section 2.1. Organization and Qualification; Subsidiaries;
                         Investments..................................................7

        Section 2.2. Capitalization of the Company and its
                         Subsidiaries.................................................8

        Section 2.3. Authority Relative to this Agreement;
                         Recommendation...............................................9

        Section 2.4. SEC Reports; Financial Statements...............................10
        Section 2.5. Information Supplied............................................11
        Section 2.6. Consents and Approvals; No Violations...........................11
        Section 2.7. No Default......................................................12
        Section 2.8. No Undisclosed Liabilities; Absence of Changes..................12
        Section 2.9. Litigation......................................................14
        Section 2.10. Compliance with Applicable Law.................................14
        Section 2.11. Employee Benefits..............................................14
        Section 2.12. Labor and Employment Matters...................................19
        Section 2.13. Environmental Laws and Regulations.............................20
        Section 2.14. Taxes..........................................................21
        Section 2.15. Intellectual Property..........................................23
        Section 2.16. Insurance......................................................28
        Section 2.17. Restrictions on Business Activities............................29
        Section 2.18. Title to Properties; Absence of Liens and
                         Encumbrances................................................29

        Section 2.19. Certain Business Practices.....................................29
        Section 2.20. Product Warranties.............................................30
        Section 2.21. Agreements, Scheduled Contracts and Commitments................30
        Section 2.22. Suppliers and Customers........................................31

        Section 2.23. Vote Required..................................................31
        Section 2.24. Pooling........................................................31
        Section 2.25. Affiliates.....................................................31
        Section 2.26. Opinion of Financial Advisor...................................31
        Section 2.27. Brokers........................................................32
        Section 2.28. Company Rights Agreement.......................................32
        Section 2.29. Takeover Statutes..............................................32
        Section 2.30. Representations Complete.......................................32

ARTICLE 3  REPRESENTATIONS AND WARRANTIES OF PARENT AND ACQUISITION..................33
        Section 3.1. Organization....................................................33
        Section 3.2. Capitalization of Parent and its Subsidiaries...................33
        Section 3.3. Authority Relative to this Agreement............................35
        Section 3.4. SEC Reports; Financial Statements...............................35
        Section 3.5. Information Supplied............................................36
        Section 3.6. Consents and Approvals; No Violations...........................36
        Section 3.7. Litigation......................................................37
        Section 3.8. Tax Treatment; Pooling..........................................37
        Section 3.9. Opinion of Financial Advisor....................................37
        Section 3.10. Brokers........................................................37
        Section 3.11. No Prior Activities............................................37
        Section 3.12. No Undisclosed Liabilities; Absence of Changes.................37
        Section 3.13. Compliance with Applicable Law.................................38
        Section 3.14. Affiliates.....................................................38
        Section 3.15. Intellectual Property..........................................38
        Section 3.16. No Default.....................................................38
        Section 3.17. Representations Complete.......................................39

ARTICLE 4  COVENANTS.................................................................39
        Section 4.1. Conduct of Business of the Company..............................39
        Section 4.2. Preparation of S-4 and the Proxy Statement......................43
        Section 4.3. No Solicitation or Negotiation..................................43
        Section 4.4. Comfort Letters.................................................45
        Section 4.5. Meeting of Stockholders.........................................46
        Section 4.6. Nasdaq National Market..........................................47
        Section 4.7. Access to Information...........................................47
        Section 4.8. Certain Filings; Reasonable Efforts.............................48
        Section 4.9. Public Announcements............................................49
        Section 4.10. Indemnification and Directors' and Officers'
                         Insurance...................................................49
        Section 4.11. Notification of Certain Matters................................51
        Section 4.12. Affiliates; Pooling; Tax-Free Reorganization...................51

        Section 4.13. Additions to and Modification of Company
                         Disclosure Schedule and Parent
                         Disclosure Schedule.........................................52
        Section 4.14. Access to Company Employees....................................52
        Section 4.15. Company Compensation and Benefit Plans.........................52
        Section 4.16. Convertible Subordinated Notes.................................53
        Section 4.17. Takeover Statutes..............................................53
        Section 4.18. Company Rights Agreement.......................................53
        Section 4.19. Form S-8.......................................................53
        Section 4.20. Employee Matters...............................................54
        Section 4.21. Employee Stock Purchase Plan...................................54
        Section 4.22. Parent Capital Stock...........................................55

ARTICLE 5  CONDITIONS TO CONSUMMATION OF THE MERGER..................................55
        Section 5.1. Conditions to Each Party's Obligations to
                         Effect the Merger...........................................55
        Section 5.2. Conditions to the Obligations of the Company....................56
        Section 5.3. Conditions to the Obligations of Parent and
                         Acquisition.................................................57

ARTICLE 6  TERMINATION; AMENDMENT; WAIVER............................................58
        Section 6.1. Termination.....................................................58
        Section 6.2. Effect of Termination...........................................59
        Section 6.3. Fees and Expenses...............................................60
        Section 6.4. Amendment.......................................................61
        Section 6.5. Extension; Waiver...............................................61

ARTICLE 7  MISCELLANEOUS.............................................................61
        Section 7.1. Nonsurvival of Representations and Warranties...................61
        Section 7.2. Entire Agreement; Assignment....................................62
        Section 7.3. Validity........................................................62
        Section 7.4. Notices.........................................................62
        Section 7.5. Governing Law and Venue; Waiver of Jury Trial...................63
        Section 7.6. Descriptive Headings............................................64
        Section 7.7. Parties in Interest.............................................64
        Section 7.8. Certain Definitions.............................................64
        Section 7.9. Personal Liability..............................................67
        Section 7.10. Specific Performance...........................................67
        Section 7.11. Counterparts...................................................68

                                     TABLE OF EXHIBITS
Exhibit A-1...........Form of Letter Agreement with Company Affiliates
Exhibit A-2...........Form of Letter Agreement with Parent Affiliates
Exhibit B-1...........Form of Representations Relating to Tax Matters of the Company
Exhibit B-2...........Form of Representations Relating to Tax Matters of Parent and Acquisition
Exhibit C.............Form of Certificate of Merger

                                TABLE OF CONTENTS
                                       TO
                           COMPANY DISCLOSURE SCHEDULE


[The Company agrees to furnish supplementally to the Securities and Exchange Commission copies of any of the following omitted schedules upon request of the Commission]

Section 2.1(a).....................................Subsidiaries
Section 2.1(c).....................................Equity Investments
Section 2.2(a).....................................Repurchase and Redemption Obligations
Section 2.2(b).....................................Options, Warrants and Similar Rights
Section 2.6........................................Consents and Approval
Section 2.7........................................Defaults
Section 2.8........................................Undisclosed Liabilities; Absence of Changes
Section 2.9........................................Litigation
Section 2.10(b)....................................Compliance with Applicable Law
Section 2.11(b)....................................Company Employee Plans and Related Agreements
Section 2.11(c)....................................Employee Plan Compliance
Section 2.11(f)....................................Post-Employment Obligations
Section 2.11(h)....................................Plan Expenses and Amendment
Section 2.11(i)....................................Employee Benefits Affected by this Transaction
Section 2.11(j)....................................Outstanding Options
Section 2.11(k)....................................Foreign Plans
Section 2.12.......................................Labor and Employment Matters
Section 2.12(d)....................................Officers, Employees and Consultants
Section 2.12(g)....................................Visas
Section 2.12(h)....................................Termination of Employees
Section 2.14(b)....................................Delinquent or Inaccurate Tax Returns
Section 2.14(c)....................................All Taxes Paid
Section 2.14(d)....................................Tax Claims
Section 2.14(e)....................................Excess Parachute Payments
Section 2.14(h)....................................Net Operating Losses
Section 2.14(i)....................................Accounting Changes
Section 2.14(j)....................................Adjustments
Section 2.15(a)....................................Intellectual Property

Section 2.15(b)....................................Trademarks
Section 2.15(d)....................................Unregistered Copyrights
Section 2.15(e)....................................Trade Secrets
Section 2.15(f)(1).................................Inbound License Agreements
Section 2.15(f)(2).................................Outbound License Agreements
Section 2.15(j)....................................Pending or Threatened Infringement Claims
Section 2.15(k)....................................Infringement
Section 2.15(l)....................................Restrictions on Assignment or Change of Control
Section 2.15(m)....................................Embedded Software
Section 2.15(n)....................................Performance of Existing Software Products
Section 2.15(p)....................................Year 2000 Compliance
Section 2.16.......................................Insurance
Section 2.17.......................................Restrictions on Business Activities
Section 2.18.......................................Real Property Leases
Section 2.20.......................................Product Warranties
Section 2.21.......................................Material Contracts
Section 2.25.......................................Affiliates
Section 4.1........................................Conduct of Business
Section 4.1(b).....................................Option Grants
Section 4.1(c).....................................Dividends and Distributions
Section 4.1(g).....................................Employee Compensation Increases
Section 4.1(h).....................................Severance and Termination Obligations
Section 4.1(i).....................................Vesting Acceleration
Section 4.1(m)(v)..................................Capital Budget
Section 4.1(q).....................................Summit dispute
Section 7.8(f).....................................Employees With Knowledge

                                TABLE OF CONTENTS
                                       TO
                           PARENT DISCLOSURE SCHEDULE

[The Parent agrees to furnish supplementally to the Securities and Exchange Commission copies of any of the following omitted schedules upon request of the Commission]

Section 3.2(a).....................................Repurchase and Redemption Obligations
Section 3.2(b).....................................Options, Warrants and Similar Rights
Section 3.7........................................Litigation
Section 3.12.......................................No Undisclosed Liabilities; Absence of Changes
Section 3.14.......................................Affiliates
Section 3.15.......................................Intellectual Property
Section 3.16.......................................Defaults
Section 7.8(f).....................................Employees With Knowledge

                                  TABLE OF DEFINED TERMS

                                                      Cross Reference
Term                                                    in Agreement             Page
----                                                  ---------------            ----
Acquiring Person ........................................Section 2.28........... 30
Acquisition .............................................Preamble................ 1
affiliate ...............................................Section 7.8(a)......... 62
Agreement ...............................................Preamble................ 1
Applicable Law ..........................................Section 7.8(b)......... 62
blue sky ................................................Section 4.5............ 44
business day ............................................Section 7.8(c)......... 62
Business System .........................................Section 2.15(p)(i)..... 27
capital stock ...........................................Section 7.8(d)......... 62
Certificate of Merger ...................................Section 1.2............. 2
Certificates ............................................Section 1.10(b)......... 4
Closing Date ............................................Section 1.3............. 2
Closing .................................................Section 1.3............. 2
Code ....................................................Preamble................ 1
Company Acquisition .....................................Section 7.8(e)......... 62
Company Affiliates ......................................Section 2.25........... 30
Company Board ...........................................Section 2.3(a).......... 9
Company Disclosure Schedule .............................Article 2............... 7
Company Employee Plan ...................................Section 2.11(a)(iii)... 14
Company Financial Advisor ...............................Section 2.26........... 30
Company Permits .........................................Section 2.10........... 13
Company Plans ...........................................Section 1.11(a)......... 6
Company .................................................Preamble................ 1
Company Rights Agreement ................................Section 2.2(a).......... 8
Company Rights ..........................................Section 2.2(a).......... 8
Company SEC Reports .....................................Section 2.4(a)......... 10
Company Securities ......................................Section 2.2(a).......... 8
Company Stock Option or Options .........................Section 1.11(a)......... 5
consenting corporation ..................................Section 2.14(k)........ 22
Continuing Employee .....................................Section 4.20(a)........ 51
control share acquisition ...............................Section 2.29........... 31
Copyrights ..............................................Section 2.15(a)........ 22
development services ....................................Section 2.8............ 13
DGCL ....................................................Section 1.1............. 1
Distribution Date .......................................Section 2.28........... 30
DOL .....................................................Section 2.11(b)........ 15
Effective Time ..........................................Section 1.2............. 2
Employee Agreement ......................................Section 2.11(a)(v)..... 14
employee benefit plan ...................................Section 2.11(a)(iii)... 14
employee pension benefit plan ...........................Section 2.11(a)(ix).... 15
Employee ................................................Section 2.11(a)(iv).... 14
employees ...............................................Section 2.12(c)........ 18

Environmental Laws ......................................Section 2.13(a)........ 19
ERISA Affiliate .........................................Section 2.11(a)(ii).... 14
ERISA ...................................................Section 2.11(a)(i)..... 14
excess parachute payment ................................Section 2.11(i)(ii).... 17
excess parachute payments ...............................Section 2.14(e)........ 21
Exchange Act ............................................Section 2.2(c).......... 9
Exchange Agent ..........................................Section 1.10(a)......... 3
Exchange Fund ...........................................Section 1.10(a)......... 3
Exchange Ratio ..........................................Section 1.8(b).......... 3
fair price ..............................................Section 2.29........... 31
Final Date ..............................................Section 6.1(b)......... 56
Flip In Event ...........................................Section 4.18........... 51
Foreign Plan ............................................Section 2.11(k)........ 18
Governmental Entity .....................................Section 2.6............ 11
Hazardous Material ......................................Section 2.13(a)........ 19
Hazardous Substance .....................................Section 2.13(a)........ 19
hazardous substances ....................................Section 2.13(a)........ 19
hazardous waste .........................................Section 2.13(a)........ 19
HSR Act .................................................Section 2.6............ 11
Inbound License Agreements ..............................Section 2.15(f)........ 24
include or including ....................................Section 7.8(g)......... 63
include, without limitation .............................Section 7.8(g)......... 63
including, without limitation ...........................Section 7.8(g)......... 63
Indemnified Liabilities .................................Section 4.10(a)........ 47
Indemnified Persons .....................................Section 4.10(a)........ 47
Indenture ...............................................Section 2.2(a).......... 8
independent contractors .................................Section 2.12(c)........ 18
Insurance Policies ......................................Section 2.16........... 27
Insured Parties .........................................Section 4.10(c)........ 48
Intellectual Property ...................................Section 2.15(a)........ 22
IRS .....................................................Section 2.11(a)(vi).... 14
knowledge or known ......................................Section 7.8(f)......... 62
Lien ....................................................Section 7.8(h)......... 63
Material Adverse Effect on Parent .......................Section 7.8(j)......... 64
Material Adverse Effect on the Company ..................Section 7.8(i)......... 63
Meeting .................................................Section 4.5............ 44
Merger Consideration ....................................Section 1.8(a).......... 3
Merger ..................................................Section 1.1............. 1
moratorium ..............................................Section 2.29........... 31
Multiemployer Plan ......................................Section 2.11(a)(vii)... 15
Multiple Employer Plan ..................................Section 2.11(a)(viii).. 15
Notice of Superior Proposal .............................Section 4.3(b)......... 42
Opinion of Company Financial Advisor ....................Section 2.26........... 30
Opinion of Parent Financial Advisor .....................Section 3.9............ 35
Other Interests .........................................Section 2.1(c).......... 7
Outbound License Agreements .............................Section 2.15(f)........ 24
Parent 401(k) Plan ......................................Section 4.20(a)........ 51

Parent Affiliates .......................................Section 3.14........... 36
Parent Board ............................................Section 3.3(a)......... 33
Parent Common Stock .....................................Section 1.8(a).......... 3
Parent Disclosure Schedule ..............................Article 3.............. 31
Parent Employee Plans ...................................Section 4.20(a)........ 51
Parent Financial Advisor ................................Section 3.9............ 35
Parent Option Plans .....................................Section 3.2(a)......... 32
Parent Permits ..........................................Section 3.13........... 36
Parent ..................................................Preamble................ 1
Parent Rights Agreement .................................Section 3.2(a)......... 32
Parent Rights ...........................................Section 3.2(a)......... 32
Parent SEC Reports ......................................Section 3.4(a)......... 33
Parent Securities .......................................Section 3.2(a)......... 32
Parent Shares ...........................................Section 3.2(a)......... 32
Parent Welfare Plan .....................................Section 4.20(b)........ 52
Patents .................................................Section 2.15(a)........ 22
Pension Plan ............................................Section 2.11(a)(ix).... 15
person ..................................................Section 7.8(k)......... 64
Pooling Transaction .....................................Section 2.24........... 30
prohibited transaction ..................................Section 2.11(c)........ 15
Proxy Statement .........................................Section 2.5............ 10
reference rate ..........................................Section 6.3(e)......... 58
S-4 .....................................................Section 2.5............ 10
SEC .....................................................Section 2.4(a)......... 10
Securities Act ..........................................Section 2.4(a)......... 10
Share ...................................................Section 1.8(a).......... 3
Shares ..................................................Section 1.8(a).......... 3
Software ................................................Section 2.15(m)........ 26
Stock Option Agreement ..................................Section 7.8(l)......... 64
Stock Purchase Plan .....................................Section 4.21........... 52
Stock Purchase Rights ...................................Section 4.21........... 52
Subordinated Notes ......................................Section 2.2(a).......... 8
subsidiary or subsidiaries ..............................Section 7.8(m)......... 64
Superior Proposal .......................................Section 4.3(c)......... 43
Surviving Corporation ...................................Section 1.1............. 1
Takeover Statute ........................................Section 2.29........... 31
Tax or Taxes ............................................Section 2.14(a)(i)..... 20
Tax Return ..............................................Section 2.14(a)(ii).... 20
Third Party  ............................................Section 4.3(c)......... 43
Third Party Acquisition .................................Section 4.3(c)......... 43
Trade Secrets ...........................................Section 2.15(a)........ 22
Trademarks ..............................................Section 2.15(a)........ 22
Triggering Event ........................................Section 2.28........... 30
welfare benefit plan ....................................Section 4.20(b)........ 52
Welfare Plan ............................................Section 2.11(a)(x)..... 15
Year 2000 Compliant .....................................Section 2.15(p)(i)..... 27

                          AGREEMENT AND PLAN OF MERGER

            THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of October 11, 1999, is by and among The Vantive Corporation, a Delaware corporation (the "Company"), PeopleSoft, Inc., a Delaware corporation ("Parent"), and Vickers Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Acquisition"). Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in Section 7.8 of this Agreement.

            WHEREAS, the Boards of Directors of the Company, Parent and Acquisition have each (i) determined that the Merger (as defined below) is advisable and fair and in the best interests of their respective stockholders and (ii) approved the Merger upon the terms and subject to the conditions set forth in this Agreement;

            WHEREAS, the combination of the Company and Parent shall be effected by the terms of this Agreement through a transaction in which Acquisition will merge with and into the Company, the Company will become a wholly-owned subsidiary of Parent and the stockholders of the Company will become stockholders of Parent;

            WHEREAS, the Merger is intended to be treated as a "pooling of interests" for financial accounting purposes; and

            WHEREAS, for Federal income tax purposes it is intended that the Merger qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

            NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the Company, Parent and Acquisition hereby agree as follows:

                                    ARTICLE 1

                                   THE MERGER

            Section 1.1. The Merger. At the Effective Time (as defined below) and upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware General Corporation Law (the "DGCL"), Acquisition shall be merged with and into the Company (the "Merger"). Following the Merger, the Company shall continue as the surviving corporation (the "Surviving Corporation") and the separate corporate existence of Acquisition shall cease. The Merger is intended to qualify as a tax-free reorganization under Section 368(a) of the Code. Parent, as the sole stockholder of Acquisition, hereby approves the Merger and this Agreement.

            Section 1.2. Effective Time. Subject to the terms and conditions set forth in this Agreement, on the Closing Date (as defined in Section 1.3), (a) a Certificate of Merger substantially in the form of Exhibit C (the "Certificate of Merger") shall be duly executed and acknowledged by Acquisition and the Company and thereafter delivered for filing to the Secretary of State of the State of Delaware for filing pursuant to Section 251 of the DGCL and (b) the parties shall make such other filings with the Secretary of State of the State of Delaware as shall be necessary to effect the Merger. The Merger shall become effective at such time as a properly executed copy of the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware in accordance with Section 251 of the DGCL, or such later time as Parent and the Company may agree upon and as may be set forth in the Certificate of Merger (the time the Merger becomes effective being referred to herein as the "Effective Time").

            Section 1.3. Closing of the Merger. The closing of the Merger (the "Closing") will take place at a time and on a date (the "Closing Date") to be specified by the parties, which shall be no later than the second business day after satisfaction (or waiver) of the latest to occur of the conditions set forth in Article 5, at the offices of Gibson, Dunn & Crutcher LLP, One Montgomery Street, San Francisco, California 94104, unless another time, date or place is agreed to in writing by the parties hereto.

            Section 1.4. Effects of the Merger. The Merger shall have the effects as provided in this Agreement and in the applicable provisions of the DGCL. Without limiting the generality of the foregoing and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Acquisition shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Acquisition shall become the debts, liabilities and duties of the Surviving Corporation.

            Section 1.5. Certificate of Incorporation and Bylaws. The Certificate of Incorporation of Acquisition in effect at the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until amended in accordance with Applicable Law. The bylaws of Acquisition in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with Applicable Law.

            Section 1.6. Directors. The directors of Acquisition at the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and bylaws of the Surviving Corporation until such director's successor is duly elected or appointed and qualified.

            Section 1.7. Officers. The officers of Acquisition at the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and bylaws of the Surviving Corporation until such officer's successor is duly elected or appointed and qualified.

            Section 1.8. Conversion of Shares.

            (a) At the Effective Time, each share of common stock, par value $.001 per share, of the Company (individually a "Share" and collectively the "Shares") issued and outstanding immediately prior to the Effective Time (other than (i) Shares held in the Company's treasury and (ii) Shares held by Parent, Acquisition or any other subsidiary of Parent) shall, by virtue of the Merger and without any action on the part of Acquisition, the Company or the holder thereof, be converted into and shall become a number of fully paid and nonassessable shares of common stock, par value $.01 per share, of Parent ("Parent Common Stock") equal to the Exchange Ratio (as defined below) (the "Merger Consideration"). Unless the context otherwise requires, each reference in this Agreement to shares of Parent Common Stock and to the Shares shall include the associated Parent Rights (as such term is defined in Section 3.2(a) hereof) and associated Company Rights (as defined in Section 2.2(a)), respectively. Notwithstanding the foregoing, if, between the date of this Agreement and the Effective Time, the outstanding shares of Parent Common Stock or the Shares shall have been changed into a different number of shares or a different class by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, then the Exchange Ratio shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

            (b) The "Exchange Ratio" shall be 0.825.

            (c) At the Effective Time, each outstanding share of the common stock of Acquisition shall be converted into one fully paid and nonassessable share of common stock of the Surviving Corporation.

            (d) At the Effective Time, each Share held in the treasury of the Company and each Share held by Parent, Acquisition or any subsidiary of Parent or Acquisition immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of Acquisition, the Company or the holder thereof, be canceled, retired and cease to exist, and no shares of Parent Common Stock shall be delivered with respect thereto.

            Section 1.9. Dissenters' Rights. In accordance with Section 262 of the DGCL, the holders of the Shares shall not be entitled to dissenters' or appraisal rights.

            Section 1.10. Exchange of Certificates.

            (a) From time to time following the Effective Time, as required by subsections (b) and (c) below, Parent shall deliver to its transfer agent, or a depository or trust institution of recognized standing selected by Parent and Acquisition (the "Exchange Agent") for the benefit of the holders of Shares for exchange in accordance with this Article 1: (i) certificates representing the appropriate number of shares of Parent Common Stock issuable pursuant to Section 1.8; and (ii) cash to be paid in lieu of fractional shares of Parent Common Stock (such shares of Parent Common Stock and such cash are hereinafter referred to as the "Exchange Fund"), in exchange for outstanding Shares.

            (b) Not later than three (3) business days after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time represented outstanding Shares (the "Certificates") and whose shares were converted into the right to receive shares of Parent Common Stock pursuant to Section 1.8: (i) a letter of transmittal (which shall specify that delivery shall be effected and risk of loss and title to the Certificates shall pass only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent and the Company may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock and, if applicable, cash to be paid for fractional shares of Parent Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal duly executed, the holder of such Certificate shall be issued a certificate representing that number of whole shares of Parent Common Stock and, if applicable, a check representing the cash consideration to which such holder is entitled on account of a fractional share of Parent Common Stock that such holder has the right to receive pursuant to the provisions of this Article 1, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock and a check representing the amount of consideration payable in lieu of fractional shares shall be issued to a transferee if the Certificate representing such Shares is presented to the Exchange Agent accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 1.10, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of Parent Common Stock and cash in lieu of any fractional shares of Parent Common Stock as contemplated by this
Section 1.10.

            (c) No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 1.10(f), until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect of Applicable Law, following surrender of any such Certificate there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor without interest (i) the amount of any cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 1.10(f) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such number of whole shares of Parent Common Stock and (ii) at the appropriate payment date the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Parent Common Stock.

            (d) In the event that any Certificate for Shares shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange therefor upon the making of an affidavit of that fact by the holder thereof such shares of Parent Common Stock and cash in lieu of fractional shares, if any, as may be required pursuant to this Agreement; provided, however, that Parent or the Exchange Agent may, in its discretion, require the delivery of a customary bond or indemnity reasonably satisfactory to Parent and the Exchange Agent.

            (e) All shares of Parent Common Stock issued upon the surrender for exchange of Shares in accordance with the terms hereof (including any cash paid pursuant to Section 1.10(c) or 1.10(f)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such Shares; subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the date hereof that remain unpaid at the Effective Time, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article 1.

            (f) No fractions of a share of Parent Common Stock shall be issued in the Merger but in lieu thereof each holder of Shares otherwise entitled to a fraction of a share of Parent Common Stock shall upon surrender of his or her Certificate or Certificates be entitled to receive an amount of cash (without interest) equal to such fractional part of a share of Parent Common Stock multiplied by the average of the last reported sales prices for Parent Common Stock as reported on the Nasdaq National Market on the ten (10) trading days immediately preceding the Effective Time. The parties acknowledge that payment of the cash consideration in lieu of issuing fractional shares was not separately bargained for consideration, but merely represents a mechanical rounding off for purposes of simplifying the corporate and accounting complexities that would otherwise be caused by the issuance of fractional shares.

            (g) Any portion of the Exchange Fund that remains undistributed to the stockholders of the Company upon the expiration of one (1) year after the Effective Time shall be delivered to Parent upon demand and any stockholders of the Company who have not theretofore complied with this Article 1 shall thereafter look only to Parent as general creditors for payment of their claim for Parent Common Stock and cash in lieu of fractional shares, as the case may be, and any applicable dividends or distributions with respect to Parent Common Stock.

            (h) Neither Parent nor the Company shall be liable to any holder of Shares or Parent Common Stock for such shares (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Applicable Law.

            Section 1.11. Stock Options.

            (a) At the Effective Time, each outstanding option, warrant or other right to purchase Shares (a "Company Stock Option" and collectively, "Company Stock Options") issued pursuant to the 1991 Amended and Restated Stock Option Plan, the 1995 Outside

Directors Stock Option Plan and the 1997 Non-Statutory Stock Option Plan, and all other agreements or arrangements other than the 1995 Employee Stock Purchase Plan, whether vested or unvested, shall be converted as of the Effective Time into an option, warrant or right, as applicable, to purchase shares of Parent Common Stock in accordance with the terms of this Section 1.11. All plans or agreements described above pursuant to which any Company Stock Option has been issued or may be issued other than outstanding warrants or rights are referred to collectively as the "Company Plans." Each Company Stock Option so converted shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Company Stock Option, a number of shares of Parent Common Stock equal to the number of shares of Parent Common Stock that the holder of such Company Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such Company Stock Option, whether or not vested, in full immediately prior to the Effective Time rounded to the nearest whole share at a price per share, rounded to the nearest whole cent, equal to the exercise price per Share pursuant to such Company Stock Option immediately prior to the Effective Time divided by the Exchange Ratio; provided, however, that in the case of any option to which Section 421 of the Code applies by reason of its qualification under Sections 422 through 424 of the Code, the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be adjusted as necessary in order to comply with Section 424(a) of the Code.

            (b) As soon as practicable after the Effective Time, Parent shall deliver to the holders of Company Stock Options appropriate notices setting forth such holders' rights pursuant to the Company Plans and that the agreements evidencing the grants of such Company Stock Options shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 1.11 after giving effect to the Merger). Parent shall comply with the terms of the Company Plans and ensure, to the extent required by and subject to the provisions of such Plans, that Company Stock Options that qualified as incentive stock options prior to the Effective Time continue to qualify as incentive stock options of Parent after the Effective Time.

            (c) At or before the Effective Time, Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of Company Stock Options assumed in accordance with this Section 1.11. Promptly following the Effective Time, Parent shall, if no registration statement is in effect covering such Parent shares, file a registration statement on Form S-8 (or any successor or other appropriate forms) with respect to the shares of Parent Common Stock subject to any Company Stock Options held by all persons with respect to whom registration on Form S-8 is available and shall use all commercially reasonable efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding.

            (d) At or before the Effective Time, the Company shall cause to be effected, in a manner reasonably satisfactory to Parent, such amendments, if any, to the

Company Plans that are necessary to give effect to the foregoing provisions of this Section 1.11.

                                    ARTICLE 2

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

            The Company hereby represents and warrants to each of Parent and Acquisition, subject to the exceptions set forth in the Disclosure Schedule (the "Company Disclosure Schedule") delivered by the Company to Parent in accordance with Section 4.13 (which exceptions shall specifically identify a Section, Subsection or clause of a single Section or Subsection hereof, as applicable, to which such exception relates) that:

            Section 2.1. Organization and Qualification; Subsidiaries; Investments.

            (a) Section 2.1(a) of the Company Disclosure Schedule sets forth a true and complete list of all the Company's directly or indirectly owned subsidiaries and sales and other offices, together with the jurisdiction of incorporation of each subsidiary and the percentage of each subsidiary's outstanding capital stock or other equity interests owned by the Company or another subsidiary of the Company. Each of the Company and its subsidiaries is duly organized, validly existing and, except as set forth in Section 2.1(a) of the Company Disclosure Schedule, in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted. Except as set forth in Section 2.1(a) of the Company Disclosure Schedule, the Company has heretofore delivered or made available to Acquisition or Parent accurate and complete copies of the Certificate of Incorporation and bylaws (or similar governing documents), as currently in full force and effect, of the Company and each of its subsidiaries.
Section 2.1(a) of the Company Disclosure Schedule specifically identifies each subsidiary of the Company that contains any material assets or through which the Company conducts any operations. Except as set forth in Section 2.1(a) of the Company Disclosure Schedule, the Company has no operating subsidiaries other than those incorporated in a state of the United States.

            (b) Each of the Company and its subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary except where the failure to obtain such qualification or license with respect to the Company or any subsidiary would not adversely affect the Company or any such subsidiary in any material way.

            (c) Section 2.1(c) of the Company Disclosure Schedule sets forth a true and complete list of each equity investment in an amount of Five Thousand Dollars ($5,000) or more or that represents a five percent (5%) or greater ownership interest in the subject of such investment made by the Company or any of its subsidiaries in any person other than the Company's subsidiaries ("Other Interests"). Except as described in Section 2.1(c) of the

Company Disclosure Schedule, the Other Interests are owned by the Company, by one or more of the Company's subsidiaries or by the Company and one or more of its subsidiaries, in each case free and clear of all Liens (as defined below).

            Section 2.2. Capitalization of the Company and its Subsidiaries.

            (a) The authorized capital stock of the Company consists of Fifty-Two Million (52,000,000) Shares, of which, as of September 30, 1999, Twenty-Seven Million Four Hundred Eighty-Six Thousand Six Hundred Fifty-Nine (27,486,659) Shares were issued and outstanding and Two Million (2,000,000) shares of preferred stock, none of which is outstanding. All of the outstanding Shares have been validly issued and are fully paid, nonassessable and free of preemptive rights. As of September 30, 1999, approximately Three Million One Hundred Nine Thousand Six Hundred Sixty-One (3,109,661) Shares were reserved for issuance and, as of September 30, 1999, approximately Six Million Four Hundred Twenty-Six Thousand Eight Hundred Fifty-Two (6,426,852) were issuable upon or otherwise deliverable in connection with the exercise of outstanding Company Stock Options issued pursuant to the Company Plans and the Stock Purchase Plan. The maximum number of shares that may be issued under the Stock Purchase Plan is Seven Hundred Thousand (700,000) shares, of which, as of October 1, 1999, approximately Two Hundred Ninety-Four Thousand Seventy (294,070) shares have been issued and Four Hundred Five Thousand Nine Hundred Thirty (405,930) shares are reserved for issuance. Between September 30, 1999 and the date hereof, no shares of the Company's capital stock have been issued other than pursuant to Company Stock Options already in existence on such first date, and between September 30, 1999 and the date hereof, no stock options have been granted. Except (i) as set forth above, (II) for the Company's 4.75% Convertible Subordinated Notes Due 2002 (the "Subordinated Notes") issued pursuant to the Indenture dated as of August 15, 1997, by and between the Company and Deutsche Bank AG, New York Branch (the "Indenture") and (III) for the rights (the "Company Rights") issued pursuant to the Company's Rights Agreement, dated as of November 19, 1998, between the Company and Harris Trust and Savings Bank (the "Company Rights Agreement"), as of the date hereof, there are outstanding (i) no shares of capital stock or other voting securities of the Company, (ii) no securities of the Company or any of its subsidiaries convertible into or exchangeable or exercisable for shares of capital stock or other securities of the Company, (iii) no options, preemptive or other rights to acquire from the Company or any of its subsidiaries, and, except as described in the Company SEC Reports (as defined below), no obligations of the Company or any of its subsidiaries to issue, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or other securities of the Company and (iv) no equity equivalent interests in the ownership or earnings of the Company or its subsidiaries or other similar rights (collectively "Company Securities"). Except as set forth in Section 2.2(a) of the Company Disclosure Schedule, as of the date hereof, there are no outstanding rights or obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any Company Securities. There are no stockholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting or registration of any shares of capital stock of the Company. The Company has not voluntarily accelerated the vesting of any Company Stock Options as a result of the Merger or any other change in control of the Company. No Shares are held by the Company's subsidiaries.

            (b) All of the outstanding capital stock of the Company's subsidiaries owned by the Company is owned, directly or indirectly, free and clear of any Lien or any other limitation or restriction (including any restriction on the right to vote or sell the same except as may be provided as a matter of Applicable Law). Except for the Subordinated Notes and as set forth in
Section 2.2(b) of the Company Disclosure Schedule, there are no (i) securities of the Company or any of its subsidiaries convertible into or exchangeable or exercisable for, (ii) options or (iii) except for the Company Rights, other rights to acquire from the Company or any of its subsidiaries any capital stock or other ownership interests in or any other securities of any subsidiary of the Company, and there exists no other contract, understanding, arrangement or obligation (whether or not contingent) providing for the issuance or sale, directly or indirectly, of any such capital stock. There are no outstanding contractual obligations of the Company or its subsidiaries to repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other ownership interests in any subsidiary of the Company.

            (c) The Company Rights and the Shares constitute the only classes of equity securities of the Company or its subsidiaries registered or required to be registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

            Section 2.3. Authority Relative to this Agreement; Recommendation.

            (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and the Stock Option Agreement, to perform its obligations under this Agreement and the Stock Option Agreement, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the Stock Option Agreement, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by the Board of Directors of the Company (the "Company Board"), and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or the Stock Option Agreement, or to consummate the transactions contemplated hereby or thereby, except the approval of this Agreement by the holders of a majority of the outstanding Shares. This Agreement and the Stock Option Agreement have been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery of this Agreement and the Stock Option Agreement by Parent and Acquisition, constitute the valid, legal and binding agreements of the Company, enforceable against the Company in accordance with their terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally or to general principles of equity.

            (b) Without limiting the generality of the foregoing, the Company Board has unanimously (1) determined that the Merger is fair to, and in the best interests of the Company and the Company's stockholders, (2) approved this Agreement, the Stock Option Agreement, the Merger and the other transactions contemplated hereby, (3) resolved to recommend approval and adoption of this Agreement, the Merger and the other transactions contemplated hereby by the Company's stockholders, and (4) has not withdrawn or modified such approval or resolution to recommend (except as otherwise permitted in this Agreement).

            Section 2.4. SEC Reports; Financial Statements.

            (a) The Company has filed all required forms, reports and documents ("Company SEC Reports") with the Securities and Exchange Commission (the "SEC") since January 1, 1996, each of which complied at the time of filing in all material respects with all applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Act, each law as in effect on the dates such forms, reports and documents were filed. None of such Company SEC Reports, including any financial statements or schedules included or incorporated by reference therein, contained when filed any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein in light of the circumstances under which they were made not misleading, except to the extent superseded or amended by a Company SEC Report filed subsequently and prior to the date hereof. The audited consolidated financial statements of the Company included in the Company SEC Reports fairly present, in conformity in all material respects with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended. Notwithstanding the foregoing, the Company shall not be deemed to be in breach of any of the representations or warranties in this Section 2.4(a) as a result of any changes to the Company SEC Reports that the Company may make in response to comments received from the SEC on the S-4 or the Proxy Statement (each as defined below).

            (b) The Company has heretofore made, and hereafter will make, available to Acquisition or Parent a complete and correct copy of any amendments or modifications that are required to be filed with the SEC but have not yet been filed with the SEC to agreements, documents or other instruments that previously had been filed by the Company with the SEC pursuant to the Exchange Act.

            Section 2.5. Information Supplied. None of the information supplied or to be supplied by the Company in writing for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of shares of Parent Common Stock in the Merger (the "S-4") will, at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the proxy statement relating to the meeting of the Company's stockholders to be held in connection with the Merger, which may be a joint proxy statement/prospectus (the "Proxy Statement") will, at the date mailed to stockholders of the Company and at the time of the meeting of stockholders of the Company to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances under which they are made not misleading. The Proxy Statement insofar as it relates to the meeting of the Company's stockholders to vote on the Merger will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, the Company makes no representation, warranty or covenant with respect to any information supplied or required to be supplied by Parent or Acquisition that is contained in or omitted from any of the foregoing documents.

            Section 2.6. Consents and Approvals; No Violations. Except for filings, permits, authorizations, consents and approvals as may be required under applicable requirements of the Securities Act, the Exchange Act, state securities or blue sky laws, and the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), any filings under similar merger notification laws or regulations of foreign Governmental Entities and the filing and recordation of the Certificate of Merger as required by the DGCL, no material filing with or notice to and no material permit, authorization, consent or approval of any United States (federal, state or local) or foreign court or tribunal, or administrative, governmental or regulatory body, agency or authority (a "Governmental Entity") is necessary for the execution and delivery by the Company of this Agreement or the Stock Option Agreement or the consummation by the Company of the transactions contemplated hereby or thereby. Neither the execution, delivery and performance of this Agreement or the Stock Option Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby or thereby will (i) conflict with or result in any breach of any provision of the respective Certificate of Incorporation or bylaws (or similar governing documents) of the Company or any of its subsidiaries, (ii) except as set forth in Section 2.6 of the Company Disclosure Schedule, result in a material violation or breach of or constitute (with or without due notice or lapse of time or both) a material default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under any of the terms, conditions or provisions of any material note, bond, mortgage, indenture (including the Indenture), lease, license, contract, agreement or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which any of them or any of their respective properties or assets are bound or (iii) except as set forth in Section 2.6 of the Company Disclosure Schedule, materially violate any material order, writ, injunction, decree, law, statute, rule or regulation applicable to the Company or any of its subsidiaries or any of their respective properties or assets.

            Section 2.7. No Default. Except as set forth in Section 2.7 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is in material breach, default or violation (and no event has occurred that with notice or the lapse of time or both would constitute a breach, default or violation) of any term, condition or provision of (i) its Certificate of Incorporation or bylaws (or similar governing documents), (ii) any material note, bond, mortgage, indenture (including the Indenture), lease, license, contract, agreement or other instrument or obligation to which the Company or any of its subsidiaries is now a party or by which it or any of its properties or assets are bound or (iii) any material order, writ, injunction, decree, law, statute, rule or regulation applicable to the Company or any of its subsidiaries or any of its properties or assets.

            Section 2.8. No Undisclosed Liabilities; Absence of Changes. Except as and to the extent publicly disclosed by the Company in the Company SEC Reports or as set forth in Section 2.8 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries has any material liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by generally accepted accounting principles to be reflected on a consolidated balance sheet of the Company (including the notes thereto), other than (i) liabilities specifically described in this Agreement or in the Company Disclosure Schedule, (ii) normal or recurring liabilities incurred since June 30, 1999 in the ordinary course of business consistent with past practices and
(iii) liabilities permitted by Section 4.1. Except as publicly disclosed by the Company in the Company SEC Reports or as set forth in Section 2.8 of the Company Disclosure Schedule, since June 30, 1999, there have been no events, changes or effects with respect to the Company or its subsidiaries that, individually or in the aggregate, have had or reasonably would be expected to have had a Material Adverse Effect on the Company. Without limiting the generality of the foregoing, except as and to the extent publicly disclosed by the Company in the Company SEC Reports or as set forth in Section 2.8 of the Company Disclosure Schedule, since June 30, 1999, the Company and its subsidiaries have conducted their respective businesses in all material respects only in, and have not engaged in any material transaction other than according to, the ordinary and usual course of such businesses consistent with past practices, and there has not been any (i) material adverse change in the financial condition, properties, business or results of operations of the Company and its subsidiaries; (ii) material damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by the Company or any of its subsidiaries, not covered by insurance; (iii) declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of the Company or any of its subsidiaries (other than wholly-owned subsidiaries) or any repurchase, redemption or other acquisition by the Company or any of its subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company or any of its subsidiaries; (iv) amendment of any material term of any outstanding security of the Company or any of its subsidiaries; (v) incurrence, assumption or guarantee by the Company or any of its subsidiaries of any indebtedness for borrowed money other than in the ordinary course of business and in amounts and on terms consistent with past practices; (vi) creation or assumption by the Company or any of its subsidiaries of any Lien on any material asset other than in the ordinary course of business consistent with past practices; (vii) loan, advance or capital contributions made by the Company or any of its subsidiaries to, or investment in, any person other than (1) loans or advances to employees in connection with business-related travel, (2) loans made to employees consistent with past practices that are not in the aggregate in excess of Fifty Thousand Dollars ($50,000), and (3) loans, advances or capital contributions to or investments in wholly-owned subsidiaries, and in each case made in the ordinary course of business consistent with past practices; (viii) material transaction or commitment made, or any material contract or agreement entered into, by the Company or any of its subsidiaries relating to its material assets or business (including the acquisition (by sale, license or otherwise) or disposition (by sale, license or otherwise) of any material assets) or any relinquishment by the Company or any of its subsidiaries of any contract, agreement or other right, in any such case, material to the Company and its subsidiaries, taken as a whole, other than transactions and commitments in the ordinary course of business consistent with past practices and those contemplated by this Agreement; (ix) labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of the Company or any of its subsidiaries, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to such employees; (x) any exclusive license, distribution, marketing, sales or other agreement entered into or any agreement to enter into any exclusive license, distribution, marketing, sales or other agreement; (xi) "development services" or other similar agreement; or (xii) change by the Company or any of its subsidiaries in its accounting principles, practices or methods. Since June 30, 1999, except as disclosed in the Company SEC Reports filed prior to the date hereof or increases in the ordinary course of business consistent with past practices, there has not been any material increase in the compensation payable or that could become payable by the Company or any of its subsidiaries to (a) officers of the Company or any of its subsidiaries (b) any employee of the Company or any of its subsidiaries whose annual cash compensation is One Hundred Thousand Dollars ($100,000) or more, or
(c) any other employees, where the aggregate amount of such increases to such other employees is more than One Hundred Thousand Dollars ($100,000).

            Section 2.9. Litigation. Except as publicly disclosed by the Company in the Company SEC Reports or as set forth in Section 2.9 of the Company Disclosure Schedule, there is no suit, claim, action, arbitration, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries or any of their respective properties or assets before any Governmental Entity or brought by any person that is material or would reasonably be expected to prevent or delay the consummation of the transactions contemplated by this Agreement beyond the Final Date. Except as publicly disclosed by the Company in the Company SEC Reports, neither the Company nor any of its subsidiaries is subject to any outstanding order, writ, injunction or decree that would reasonably be expected to be material or would reasonably be expected to prevent or delay the consummation of the transactions contemplated hereby. No Governmental Entity has at any time challenged or questioned in writing to the Company the legal right of the Company to design, offer or sell any of its products or services in the present manner or style thereof.

            Section 2.10. Compliance with Applicable Law. Except as set forth in
Section 2.10(b) of the Company Disclosure Schedule or publicly disclosed by the Company in the Company SEC Reports, the Company and its subsidiaries hold all material permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "Company Permits"). Except as publicly disclosed by the Company in the Company SEC Reports, the Company and its subsidiaries have complied and are in material compliance with the terms of the Company Permits. Except as publicly disclosed by the Company in the Company SEC Reports, the businesses of the Company and its subsidiaries have been and are being conducted in material compliance with all material Applicable Laws. Except as publicly disclosed by the Company in the Company SEC Reports, no investigation or review by any Governmental Entity with respect to the Company or any of its subsidiaries is pending or, to the knowledge of the Company, threatened, nor, to the knowledge of the Company, has any Governmental Entity indicated an intention to conduct the same.

            Section 2.11. Employee Benefits.

            (a) Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below:

                (i) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended;

                (ii) "ERISA Affiliate" shall mean any other person or entity under common control with the Company within the meaning of Section 414(b), (c),
(m) or (o) of the Code and the regulations thereunder;

                (iii) "Company Employee Plan" shall refer to any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, stock option, stock purchase, stock bonus, performance awards, membership interest or membership interest-related awards, retirement, health, life, disability insurance, dependent care, retirement, medical, fringe benefits or other employee benefits or remuneration of any kind, funded or unfunded, written or unwritten, including each "employee benefit plan," within the meaning of Section 3(3) of ERISA that is or has within the last three (3) years been maintained, contributed to, or required to be contributed to, by the Company or any ERISA Affiliate for the benefit of any "Employee" (as defined below) and pursuant to which the Company or any ERISA Affiliate has or may have any liability contingent or otherwise;

                (iv) "Employee" shall mean any current, former, or retired employee, director, or officer of the Company or any ERISA Affiliate or any other Person entitled to participate under any Company Employee Plan;

                (v) "Employee Agreement" shall refer to each management, employment and consulting agreement or contract as to which unsatisfied obligations of the Company are greater than Fifty Thousand Dollars ($50,000) and each severance, signing bonus, relocation, repatriation, expatriation, visa, work permit or similar agreement or contract between the Company or any ERISA Affiliate and any Employee or consultant, as to which unsatisfied obligations of the Company are greater than Ten Thousand Dollars ($10,000), except, for purposes of Section 2.11(i), the term "Employee Agreement" shall not be limited by the Ten Thousand Dollars ($10,000) amount if the aggregate amount of unsatisfied obligations of the Company under all such agreements is in excess of Fifty Thousand Dollars ($50,000);

                (vi) "IRS" shall mean the Internal Revenue Service;

                (vii) "Multiemployer Plan" shall mean any "Pension Plan" (as defined below) which is a "multiemployer plan," as defined in Section 3(37) of ERISA;

                (viii) "Multiple Employer Plan" shall mean any "Pension Plan" (as defined below) which is a "multiple employer plan," as defined in Section 4063 or 4064 of ERISA;

                (ix) "Pension Plan" shall refer to each Company Employee Plan which is an "employee pension benefit plan," within the meaning of Section 3(2) of ERISA; and

                (x) "Welfare Plan" shall refer to each Company Employee Plan which is a welfare plan as defined in ERISA Section 3(1).

            (b) Employee Plans. Section 2.11(b) of the Company Disclosure Schedule contains an accurate and complete list of each Company Employee Plan and each Employee Agreement. The Company has never verbally represented, promised or contracted to any Employee to maintain or sponsor any Company Employee Plan other than those listed in Section 2.11(b) of the Company Disclosure Schedule. To the knowledge of the Company, there is no verbal Company Employee Plan to which the Company is a party. Except as and to the extent publicly disclosed in the Company SEC Reports or as set forth in Section 2.11(b) of the Company Disclosure Schedule, the Company has also made available to Parent or its counsel, where applicable, true, complete and correct copies of
(1) the most recent plan documents, related trust documents, adoption agreements, summary plan descriptions, and all amendments thereto for each Company Employee Plan, (2) the three most recent annual reports on Form 5500 filed with the IRS with respect to each Company Employee Plan, (3) each group annuity contract, insurance policy, service agreement, and other material agreement or policy related to any Company Employee Plan, (4) the three most recent annual nondiscrimination test reports for each Company Employee Plan, (5) the three most recent actuarial and audit reports for each Pension Plan, (6) all IRS determination letters and rulings received by the Company and copies of all applications and correspondence to or from the IRS or the Department of Labor ("DOL") with respect to any Company Employee Plan, (7) all material communications in the Company's or its outside counsel's possession to any Employee relating to any Company Employee Plan, or in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any Liability to the Company, and (8) all registration statements and prospectuses prepared in connection with each Company Employee Plan.

            (c) Employee Plan Compliance. Except as set forth in Section 2.11(c) of the Company Disclosure Schedule, (i) each Company Employee Plan has been established and maintained in accordance with its terms and all Applicable Laws, including ERISA and the Code; (ii) no "prohibited transaction," within the meaning of Section 4975 of the Code or Section 406 of ERISA, has occurred with respect to any Company Employee Plan; (iii) no Employee of the Company has committed a material breach of any responsibility or obligation imposed upon fiduciaries by Title I of ERISA with respect to any Company Employee Plan; (iv) there are no proceedings pending, or, to the Company's knowledge, threatened or anticipated (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan; (v) each Company Employee Plan can be amended, terminated or otherwise discontinued in accordance with its terms, without liability to the Company, Parent or any of their respective ERISA Affiliates (other than amounts for accrued benefits and ordinary administration expenses incurred in a termination event); (vi) there are no inquiries, investigations, audits or proceedings pending or, to the Company's knowledge, threatened by the IRS or DOL with respect to any Company Employee Plan or any related trust; (vii) neither the Company nor any ERISA Affiliate is subject to any penalty or tax with respect to any Company Employee Plan under Sections 4975 through 4980 of the Code; (viii) each Pension Plan that is intended to be qualified under Section 401(a) of the Code is and has received a favorable determination opinion, notification or advisory letter with respect to such status from the IRS or has time remaining to apply under applicable Treasury Regulation or IRS pronouncement for a determination or opinion letter and to make any necessary amendments, and no event has occurred and no condition or circumstance has existed or exists which may reasonably be expected to result in the disqualification of such Pension Plan; (ix) there is no violation of any reporting or disclosure requirements imposed by ERISA or the Code with respect to any Company Employee Plan that would result in a material liability to the Company; (x) all contributions required to be made to any Company Employee Plan pursuant to Section 412 of the Code (without regard to any waivers of such requirements) or the terms of the Employee Plan, have been made on or before their due dates (including any contractual or statutory grace periods); (xi) neither Company nor any ERISA Affiliate is, nor do any of them expect to be, subject to (1) a security interest pursuant to Section 412(f) of the Code or (2) a lien pursuant to Section 412(n) of the Code or Section 4068 or 302(f) of ERISA; and (xii) no event has occurred and there exists no condition or set of circumstances which could reasonably be anticipated to result in any material liability to the Parent, the Company or its ERISA Affiliates with respect to any Company Employee Plan.

            (d) Pension Plans. At no time have the Company or its ERISA Affiliates maintained a Pension Plan subject to Code section 412 or ERISA section 302.

            (e) Multiemployer and Multiple Employer Plans. At no time have the Company or its ERISA Affiliates contributed to or been required to contribute to any Multiemployer Plan or Multiple Employer Plan.

            (f) Post-Employment Obligations. Except as set forth in Section 2.11(f) of the Company Disclosure Schedule, no Company Employee Plan provides, or has any liability to provide, life insurance, medical or other employee welfare benefits to any Employee upon his or her retirement or termination of employment for any reason, except as (i) may be required by statute, (ii) to benefits the full cost of which are borne by Employees of the Company (or such Employees' beneficiaries or dependents), (iii) death or disability benefits under any of the Company Employee Plans, or (iv) life insurance benefits for any Employee who dies while in service with the Company.

            (g) Welfare Plans. With respect to any Welfare Plans maintained by the Company or its ERISA Affiliates, the Company and its ERISA Affiliates have complied with the provisions of Sections 4980B, 9801 and 9802 of the Code.

            (h) Plan Expenses and Amendment. Since the beginning of the current fiscal year of any Company Employee Plan, no event had occurred and no condition or circumstance has existed that could result in a material increase in the benefits under or the expense of maintaining such Company Employee Plan maintained by Company, and its subsidiaries from the level of benefits or expense incurred for the most recently completed fiscal year of such Company Employee Plan. Except as provided in Section 2.11(h) of the Company Disclosure Schedule, no insurance policy nor any other contract or agreement affecting any Company Employee Plan requires or permits a retroactive increase in premiums or payments due thereunder. Except as set forth in Schedule 2.11(h) of the Company Disclosure Schedule, all amendments and actions required to bring each of the Company Employee Plans into conformity with all of the applicable provisions of ERISA and other applicable laws have been made or taken except to the extent that such amendments or actions are not required by law to be made or taken until a date after the Effective Time and have been made available to Parent or its counsel or will be provided to Parent within fourteen (14) days of the date hereof.

            (i) Effect of Transaction.

                (i) Except as set forth in Section 2.11(i) of the Company Disclosure Schedule, the execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events other than events occurring after the Effective Time which are caused by acts or omissions of Parent) constitute an event under any Company Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

                (ii) Except as set forth in Section 2.11(i) of the Company Disclosure Schedule, no payment or benefit which will or may be made by the Company or Parent or any of their respective affiliates with respect to any Employee will be characterized as an "excess parachute payment," within the meaning of Section 280G(b)(1) of the Code.

            (j) Stock Options. Section 2.11(j) of the Company Disclosure Schedule lists all outstanding Stock Options as of October 1, 1999, identifying for each such option: (1) the number of shares issuable, (2) the number of vested shares, (3) the date of expiration and (4) the exercise price. Other than the automatic vesting of Stock Options that may occur without any action on the part of the Company or its officers or directors, the Company has not taken any action that would result in any Stock Options that are unvested becoming vested or their terms being extended in connection with or as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

            (k) Foreign Plans. Except as set forth in Section 2.11(k) of the Company Disclosure Schedule, with respect to any Company Employee Plan maintained for Employees outside of the United States (each a "Foreign Plan"):
(1) each Foreign Plan covers only Employees of a single company and no other Employee and covers only Employees who regularly perform services in a single country, (2) each Foreign Plan and the manner in which it has been administered satisfies all Applicable Laws, (3) all contributions to each Foreign Plan required through the Closing have been and will be made by the Company, (4) each Foreign Plan is either fully funded (or fully insured) based upon generally accepted local actuarial and accounting practices and procedures or adequate accruals for each Foreign Plan have been made in the Company's financial statements, (5) there are no pending investigations by any Governmental Entity involving any Foreign Plan nor any pending claims (except for claims for benefits payable in the normal operation of the Foreign Plans), suits or proceedings against any Foreign Plan or asserting any rights or claims to benefits under any Foreign Plan; and (6) the consummation of the transactions contemplated by this Agreement will not by itself create or otherwise result in any material liability with respect to any Foreign Plan.

            Section 2.12. Labor and Employment Matters. Except as set forth in
Section 2.12 of the Company Disclosure Schedule:

            (a) No collective bargaining agreement exists that is binding on the Company or any of its subsidiaries, and the Company has not been officially apprised that any petition has been filed or proceeding instituted by an employee or group of employees of the Company, or any of its subsidiaries, with the National Labor Relations Board seeking recognition of a bargaining representative.

            (b) (i) To the Company's knowledge, there is no labor strike, dispute, slow down or stoppage pending or threatened against the Company or any of its subsidiaries; and

                (ii) Neither the Company nor any of its subsidiaries has received in the last twenty-four (24) months any demand letters, civil rights charges, suits or drafts of suits with respect to claims made by any of their respective employees.

            (c) All individuals who are performing consulting or other services for the Company or any of its subsidiaries are or were correctly classified by the Company as either "independent contractors" or "employees" as the case may be, and, at the Closing Date, will qualify for such classification.

            (d) Section 2.12(d) of the Company Disclosure Schedule contains a list of the name of each officer, employee and consultant of the Company or any of the Company's subsidiaries, together with such person's position or function, annual base salary or wages and any incentives or bonus arrangement with respect to such person and has provided to Parent or its counsel all Form 1099s filed with the IRS. As of the date hereof, the Company has not received any information that would lead it to believe that any such person will or may cease to be engaged by the Company or such subsidiary for any reason, including because of the consummation of the transactions contemplated by this Agreement.

            (e) The Company and each of its subsidiaries has in all material respects withheld and reported all material amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to employees.

            (f) The Company is not liable for any material payment to any trust or other fund or to any Governmental Authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice).

            (g) Section 2.12(g) of the Company Disclosure Schedule sets forth a complete and correct list of all Employees holding visas issued by the United States listing each such employee by name and type of visa. Within fourteen (14) days of the date of this Agreement, the Company shall deliver a complete and correct list of all Employees holding visas issued by foreign countries, listing each such employer by name, and type of visa. Except as set forth in Section 2.12(g) of the Company Disclosure Schedule, all other Employees of the Company and its subsidiaries are citizens of the United States or the foreign country in which such Employee performs services for the Company and its subsidiaries.

            (h) Except as set forth in Section 2.12(h) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is bound by any agreement, nor has it taken or omitted to take any action, that restricts its ability to terminate the employment of any of its Employees at any time without payment or other liability.

            Section 2.13. Environmental Laws and Regulations.

            (a) The term "Environmental Laws" means any applicable federal, state, local or foreign law, statute, treaty, ordinance, rule, regulation, policy, permit, consent, approval, license, judgment, order, decree or injunction relating to: (a) Releases (as defined in 42 U.S.C. sec. 9601(22)) or threatened Releases of Hazardous Material (as hereinafter defined) into the environment, (b) the generation, treatment, storage, disposal, use, handling, manufacturing, transportation or shipment of Hazardous Material, (c) the health or safety of employees in the workplace, (d) protecting or restoring natural resources or (e) the environment. The term "Hazardous Material" means (1) "hazardous substances" (as defined in 42 U.S.C. sec. 9601(14)), including "hazardous waste" as defined in 42 U.S.C. sec. 6903, (2) petroleum, including crude oil and any fractions thereof, (3) natural gas, synthetic gas and any mixtures thereof, (4) asbestos and/or asbestos containing materials, (5) PCBs or materials containing PCBs, (6) any material regulated as a medical waste, (7) lead containing paint, (8) radioactive materials and (9) "Hazardous Substance" or "Hazardous Material" as those terms are defined in any indemnification provision in any contract, lease, or agreement to which the Company or any of its subsidiaries is a party.

            (b) During the period of ownership or operation by the Company and its subsidiaries of any of their current or previously owned or leased properties, there have been no Releases of Hazardous Material by the Company or any of its subsidiaries in, on, under or affecting such properties or any surrounding site, and neither the Company nor any of its subsidiaries has disposed of any Hazardous Material in a manner that has led, or could reasonably be anticipated to lead to a Release. There have been no Releases of Hazardous Material by the Company or any of its subsidiaries in, on, under or affecting their current or previously owned or leased properties or any surrounding site at times outside of such periods of ownership, operation or lease. Since January 1, 1995, the Company and its subsidiaries have not received any written notice of, or entered into any order, settlement or decree relating to: (a) any violation of any Environmental Laws or the institution or pendency of any suit, action, claim, proceeding or investigation by any Governmental Entity or any third party in connection with any alleged violation of Environmental Laws or (b) the response to or remediation of Hazardous Material at or arising from any of the Company's properties or any subsidiary's properties. There have been no material violations of any Environmental Laws by the Company or any subsidiary.

            (c) There are no past or present events, conditions, circumstances, activities, practices, incidents, actions, omissions or plans that constitute a violation by the Company or any of the Company's subsidiaries of, or are reasonably likely to prevent or interfere with the Company's or any of the Company's subsidiaries' future compliance with, any Environmental Laws.

            Section 2.14. Taxes.

            (a) Definitions. For purposes of this Agreement:

                (i) the term "Tax" (including "Taxes") means (A) all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, (B) any liability for payment of amounts described in clause (A) whether as a result of transferee liability, of being a member of an affiliated, consolidated, combined or unitary group for any period, or otherwise through operation of law, and (C) any liability for the payment of amounts described in clauses (A) or (B) as a result of any tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement to indemnify any other person; and

                (ii) the term "Tax Return" means any return, declaration, report, statement, information statement and other document filed or required to be filed with respect to Taxes.

            (b) Except as set forth in Section 2.14(b) of the Company Disclosure Schedule (i) the Company and its subsidiaries have duly and timely filed all material Tax Returns required to be filed; (ii) such Tax Returns are complete and accurate in all material respects and correctly reflect the Tax liability required to be reported thereon; and (iii) such Tax Returns do not contain a disclosure statement under Section 6662 of the Code (or any predecessor provision or comparable provision of state, local or foreign law).

            (c) Except as set forth in Section 2.14(c) of the Company Disclosure Schedule (i) the Company and its subsidiaries have paid all Taxes due and payable, and have adequately provided in the financial statements included in the SEC Reports for all material Taxes (whether or not shown on any Tax Return) accrued but not yet due and payable through the date of such Company SEC Reports; (ii) all material Taxes the Company and its subsidiaries accrued following the end of the most recent period covered by the Company SEC Report have been accrued in the ordinary course of business of the Company consistent with past practice and each such subsidiary and have been paid when due in the ordinary course of business consistent with past practices; and (iii) no material election has been made with respect to Taxes of the Company or its subsidiaries in any Tax Returns that have not been provided to Parent.

            (d) Except as set forth in Section 2.14(d) of the Company Disclosure Schedule, no material claim for assessment or collection of Taxes is presently being asserted against the Company or its subsidiaries and neither the Company nor any of its subsidiaries is a party to any pending action, proceeding, or investigation by any governmental taxing authority nor does the Company have knowledge of any such threatened action, proceeding or investigation.

            (e) Except as set forth in Section 2.14(e) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is a party to any agreement, contract, arrangement or plan that has resulted or would result, individually or in the aggregate, in connection with this Agreement or any change of control of the Company or any of its subsidiaries, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

            (f) The Company has not made any payments since December 31, 1998, and is not required to make any payments that will not be fully deductible under
Section 162(m) of the Code.

            (g) Neither the Company nor any of its affiliates has taken or agreed to take any action that would prevent the Merger from constituting a reorganization qualifying under the provisions of Section 368(a) of the Code.

            (h) Except as set forth in Section 2.14(h) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is a party to or bound by any obligation under any Tax sharing, Tax allocation, Tax indemnity or similar agreement or arrangement.

            (i) Except as set forth in Section 2.14(i) of the Company Disclosure Schedule, there is currently no limitation on the utilization of net operating losses, built-in losses, tax credits or other similar items of the Company or its subsidiaries under Section 382, 383, 384 or 1502 of the Code and the Treasury Regulations thereunder.

            (j) Except as set forth in Section 2.14(j) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries has agreed to, or is required to make, any adjustment under Section 481 of the Code by reason of a change in accounting method.

            (k) Neither the Company nor any of its subsidiaries is a "consenting corporation" within the meaning of Section 341(j) of the Code.

            Section 2.15. Intellectual Property.

            (a) Section 2.15(a) of the Company Disclosure Schedule sets forth a complete and accurate list of all: (a) patents and patent applications; (b) Trademark registrations and applications and material unregistered Trademarks; and (c) copyright registrations and applications, indicating for each, the applicable jurisdiction, registration number (or application number) and date issued (or date filed). For purposes of this Agreement, "Intellectual Property" means: trademarks and service marks (whether registered or unregistered), trade names, designs and general intangibles of like nature, together with all goodwill related to the foregoing (collectively, "Trademarks"); patents (including any continuations, continuations in part, renewals and applications for any of the foregoing) (collectively "Patents"); copyrights (including any registrations and applications therefor and whether registered or unregistered) (collectively "Copyrights"); computer software; databases; works of authorship; mask works; trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models, user interfaces, customer lists, inventions, discoveries, concepts, ideas, techniques, methods, source codes, object codes, methodologies and, with respect to all of the foregoing, related confidential data or information (collectively, "Trade Secrets").

            (b) Trademarks.

                (i) All Trademark registrations are currently in compliance in all material respects with all legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications) other than any requirement that, if not satisfied, would not result in a cancellation of any such registration or otherwise materially affect the priority, validity and enforceability of the Trademark in question.

                (ii) No registered Trademark has been within the last three (3) years or is now involved in any opposition or cancellation proceeding in the United States Patent and Trademark Office. No such action has been threatened in writing within the two (2)-year period prior to the date of this Agreement.

                (iii) Except as set forth in Section 2.15(b) of the Company Disclosure Schedule, the knowledge of the Company, there has been no prior use of any material Trademark by any third party that confer upon said third party superior rights in any such Trademark.

                (iv) All material Trademarks registered in the United States have been in continuous use by the Company or its subsidiaries.

                (v) The Company and its subsidiaries have adequately policed the Trademarks against third party infringement, and the material Trademarks registered in the United States have been continuously used in the form appearing in, and in connection with the goods and services listed in, their respective registration certificates or renewal certificates, as the case may be.

            (c) Patents.

                (i) All Patents are currently in compliance with legal requirements (including payment of filing, examination, and maintenance fees and proofs of working or use) other than any requirement that, if not satisfied, would not result in a revocation or otherwise materially affect the enforceability of the Patent in question.

                (ii) No Patent has been or is now involved in any interference, reissue, reexamination or opposing proceeding in the United States Patent and Trademark Office. No such action has been threatened in writing within the two
(2)-year period prior to the date of this Agreement.

                (iii) There is no patent or, to the Company's knowledge, patent application of any person that conflicts in any material respect with any Patent or invalidates any claim the Company, or any of the Company's subsidiaries, has in any Patent.

            (d) Copyrights.

                (i) All Copyrights are currently in compliance with legal requirements other than any requirement that, if not satisfied, would not result in a revocation or otherwise materially affect the enforceability of the Copyright in question. The Company is the owner of all right, title and interest in and to each of the Copyrights, free and clear of all Liens and other adverse claims.

                (ii) Except as specified in Section 2.15(d) of the Company Disclosure Schedule, all of the Copyrights have been registered with the U.S. Copyright Office or, if foreign, with the appropriate foreign governmental authority, and are currently in compliance with all formal legal requirements, are valid and enforceable, and are not subject to any maintenance fees or actions.

                (iii) No Copyright is infringed or, to the Company's knowledge, has been challenged or threatened in any way. None of the subject matter of any of the Copyrights infringes or is alleged to infringe any copyright of any third party.

            (e) Trade Secrets.

                (i) Except as set forth in Section 2.15(e) of the Company Disclosure Schedule, the Company and each of its subsidiaries has taken reasonable steps in accordance with normal industry practice to protect their respective rights in its Trade Secrets.

                (ii) Without limiting the generality of Section 2.15(e)(i) and except as would not be materially adverse to the Company or its business, the Company and each subsidiary enforces a policy of requiring each relevant employee, consultant and contractor to execute proprietary information, confidentiality and assignment agreements substantially in the Company's standard forms (which are valid and enforceable under applicable law)that assign to the Company all rights to any Intellectual Property rights relating to the Company's business that are developed by the employee, consultant or contractor, as applicable, in the course of his or her activities for the Company or are developed during working hours or using Company resources and that otherwise appropriately protect the Intellectual Property of the Company and its subsidiaries, and, except under confidentiality obligations, there has been no disclosure by the Company or any subsidiary of material confidential information or Trade Secrets.

            (f) License Agreements.

            Other than software commercially available on reasonable terms to any person for a license fee of no more than One Hundred Thousand Dollars ($100,000) that is not material to the Company or any of its subsidiaries,
Section 2.15(f)(1) of the Company Disclosure Schedule sets forth a complete and accurate list of all license agreements granting to the Company or any of its subsidiaries any material right to use or practice any rights under any Intellectual Property (collectively, the "Inbound License Agreements"), indicating for each the title, date and the parties thereto. Other than licenses with customers that, in the twelve-month period prior to the date hereof, have purchased or licensed products for which the total payments to the Company and its subsidiaries did not exceed One Hundred Thousand Dollars ($100,000) and that otherwise are not material to the Company, Section 2.15(f)(2) of the Company Disclosure Schedule sets forth a complete and accurate list of all license agreements under which the Company or any of its subsidiaries licenses software or grants other rights to use or practice any rights under any Intellectual Property (collectively, the "Outbound License Agreements"), indicating for each the title, date and the parties thereto. There is no material outstanding or, to the Company's knowledge, threatened dispute or disagreement with respect to any Inbound License Agreement or any Outbound License Agreement.

            (g) Ownership; Sufficiency of IP Assets. The Company or one of its subsidiaries owns or possesses adequate licenses or other rights to use, free and clear of Liens, orders and arbitration awards, all of the Intellectual Property used in and material to its business. The Company's Intellectual Property, together with the Company's and its subsidiaries' unregistered copyrights and the Company's and its subsidiaries' rights under the licenses granted to the Company or any of its subsidiaries under the Inbound License Agreements, constitute all the material Intellectual Property rights used in the operation of the Company's and its subsidiaries' businesses as they are currently conducted and are all the Intellectual Property rights necessary to operate such businesses after the Effective Time in substantially the same manner as such businesses have been operated by the Company prior thereto.

            (h) Protection of IP. The Company has taken reasonable steps to protect the Intellectual Property of the Company and its subsidiaries.

            (i) No Infringement by the Company. Except as set forth in Section 2.15(d) of the Company Disclosure Schedule, the products used, manufactured, marketed, sold or licensed by the Company and its subsidiaries, and all Intellectual Property used in the conduct of the Company's and its subsidiaries' businesses as currently conducted, do not infringe upon, violate or constitute the unauthorized use of any valid and enforceable rights owned or controlled by any third party, including any Intellectual Property of any third party.

            (j) No Pending or Threatened Infringement Claims. Except and to the extent publicly disclosed in the Company SEC Reports, no litigation is now or, within the three (3) years prior to the date of this Agreement, was pending and, to the Company's knowledge, no notice or other claim has been made against the Company within the one (1) year prior to the date of this Agreement, (A) alleging that the Company any of its subsidiaries has engaged in any activity or conduct that infringes upon, violates or constitutes the unauthorized use of the Intellectual Property rights of any third party or (B) challenging the ownership, use, validity or enforceability of any Intellectual Property owned or licensed by or to the Company. Except as specifically disclosed in one or more Sections of the Company Disclosure Schedule pursuant to this Section 2.15, no Intellectual Property (a) that is owned by the Company or any of its subsidiaries or the subject of an Inbound License Agreement, is subject to any outstanding order, judgment, decree, stipulation or agreement restricting the use thereof by the Company or any such subsidiary, except as may be provided in an Inbound License Agreement, or (b) that is the subject of an Outbound License Agreement, is subject to any outstanding order, judgment, decree, stipulation or agreement restricting the sale, transfer, assignment or licensing thereof by the Company or any of its subsidiaries to any person.

            (k) No Infringement by Third Parties. Except as and to the extent publicly disclosed in the Company SEC Reports or as set forth in Section 2.15(k) of the Company Disclosure Schedule, to the knowledge of the Company, no third party is misappropriating, infringing, diluting or violating any Intellectual Property owned or licensed by the Company or any of its subsidiaries, and no such claims have been brought against any third party by the Company or any of its subsidiaries.

            (l) Assignment; Change of Control. Except as set forth in Section 2.15(l) to the Company Disclosure Schedule, the execution, delivery and performance by the Company of this Agreement, and the consummation of the transactions contemplated hereby, will not: (1) cause (whether or not with the passage of time or at the election of any third party) any payment to become due and payable by the Company or any of its subsidiaries, or Parent or any of its subsidiaries, that would not otherwise have become due and payable if this Agreement had not been executed, delivered or performed, under any Inbound License Agreement or Outbound License Agreement, (2) result in the loss or impairment of, or give rise to any right of any third party to terminate or modify, any of the Company's or any of its subsidiaries' rights to own any of its Intellectual Property or their respective rights under any

Inbound License Agreement or Outbound License Agreement, or (3) require the consent of any Governmental Authority or third party in respect of any Inbound License Agreement or Outbound License Agreement.

            (m) Software. The Software owned or purported to be owned by the Company or any of its subsidiaries, was either (i) developed by employees of the Company or any of its subsidiaries within the scope of their employment; (ii) developed by independent contractors who have assigned their rights to the Company or any of its subsidiaries pursuant to legal, valid and enforceable written agreements; or (iii) otherwise acquired by the Company or a subsidiary from a third party. Except as set forth in Section 2.15(m) of the Company Disclosure Schedule, the Software does not contain any programming code, documentation or other materials or development environments that embody Intellectual Property rights of any person other than the Company or any of its subsidiaries. For purposes of this Section 2.15(m), "Software" means any and all
(i) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code,
(ii) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (iii) descriptions, schematics, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, and (iv) all documentation, including user manuals and training materials, relating to any of the foregoing.

            (n) Performance of Existing Software Products. The Company's and its subsidiaries' existing and currently manufactured and marketed Software products listed and described on Section 2.15(n) of the Company Disclosure Schedule perform in all material respects, free of significant bugs, viruses or programming errors, the functions described in any agreed specifications, end user documentation or warranties provided to customers or other information provided to customers of the Company or its subsidiaries on which such customers relied when licensing or otherwise acquiring such products.

            (o) Documentation. The Company and its subsidiaries have taken all actions customary in the software industry to document the Software and its operation, such that the materials comprising the Software, including the source code and documentation, have been written in a clear and professional manner as customary for the industry so that they may be understood, modified and maintained in an efficient manner by reasonably competent programmers.

            (p) Year 2000 Compliance.

                (i) Except as set forth in Section 2.15(p) of the Company Disclosure Schedule, all of the Company's and its subsidiaries' material products (including products currently under development) will record, store, process and calculate and present calendar dates falling on and after December 31, 1998, and will calculate any information dependent on or relating to such dates in the same manner and with the same functionality, data integrity and performance as the products record, store, process, calculate and present calendar dates on or before December 31, 1998, or calculate any information dependent on or relating to such dates (collectively "Year 2000 Compliant"). Except as set forth in Section 2.15(p) of the Company Disclosure Schedule, (A) all of the Company's and its subsidiaries' material products will lose no significant functionality with respect to the introduction of records containing dates falling on or after December 31, 1998; and (B) all of the Company's and its subsidiaries' internal computer systems comprised of software, hardware, databases or embedded control systems (microprocessor controlled, robotic or other device) related to the Company's and its subsidiaries' businesses (collectively, a "Business System"), that constitutes any part of, or is used in connection with the use, operation or enjoyment of, any tangible or intangible asset or real property of the Company and its subsidiaries, including its accounting systems, are Year 2000 Compliant. Except as set forth in Section 2.15(p) of the Company Disclosure Schedule, the current versions of the Company's and its subsidiaries' Software and all other Intellectual Property may be used prior to, during and after December 31, 1998, such that such Software and Intellectual Property will operate prior to, during and after such time period without error caused by date data that represents or references different centuries or more than one century.

                (ii) All of the Company's and its subsidiaries' material products conform to all representations and warranties made by the Company and its subsidiaries to customers with respect to the introduction of records containing dates falling on or after December 31, 1998, the advent of the year 2000, the advent of the twenty-first century or the transition from the twentieth century through the year 2000 and into the twenty-first century. Except as set forth in Section 2.15(p) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is reasonably likely to incur material expenses arising from or relating to the failure of any of its Business Systems or any products (including all products sold on or prior to the date hereof) as a result of the advent of the year 2000, the advent of the twenty-first century or the transition from the twentieth century through the year 2000.

            Section 2.16. Insurance. Each of the Company and its subsidiaries maintains insurance policies (the "Insurance Policies") against all risks of a character and in such amounts as are customarily insured against by similarly situated companies in the same or similar businesses. Each material Insurance Policy is in full force and effect and is valid, outstanding and enforceable, and all premiums due thereon have been paid in full. The Company has recently renewed its Directors, Officers and Corporate Liability and Company Reimbursement policies on substantially the same terms and conditions as contained in the policies provided to Parent or its counsel. Except as set forth in Section 2.16 of the Company Disclosure Schedule, none of the material Insurance Policies will terminate or lapse (or be affected in any other materially adverse manner) by reason of the transactions contemplated by this Agreement. Each of the Company and its subsidiaries has complied in all material respects with the provisions of each Insurance Policy under which it is the insured party. No insurer under any Insurance Policy has canceled or generally disclaimed liability under any such policy or, to the Company's knowledge, indicated any intent to do so or not to renew any such policy. All material claims of which the Company has knowledge under the Insurance Policies have been filed in a timely fashion.

            Section 2.17. Restrictions on Business Activities. Except as set forth in Section 2.17 of the Company Disclosure Schedule, there is no agreement (noncompete or otherwise), judgment, injunction, order or decree to which the Company is a party or otherwise binding upon the Company that has or is reasonably likely to have the effect of prohibiting or impairing any business practice of the Company, any acquisition of property (tangible or intangible) by the Company or the conduct of business by the Company. Without limiting the foregoing, the Company has not entered into any agreement under which the Company is restricted from selling, licensing or otherwise distributing any of its products or providing services to any class of customers, in any geographic area, during any period of time or in any segment of the market.

            Section 2.18. Title to Properties; Absence of Liens and
Encumbrances.

            (a) The Company owns no real property, nor has it ever owned any real property. Section 2.18 of the Company Disclosure Schedule sets forth a list of all real property currently leased by the Company. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of default (or event which with notice or lapse of time, or both, would constitute a default). Complete and correct copies of such leases have been made available to Parent or its counsel.

            (b) The Company has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its properties and assets, tangible and intangible, real, personal and mixed, used or held for use in its business, free and clear of any Liens, except as reflected in the Company SEC Reports except for Liens for Taxes not yet due and payable and such imperfections of title, if any, that do not materially interfere with the present value of the subject property or as may be reflected in Section 2.18 of the Company Disclosure Schedule.

            Section 2.19. Certain Business Practices. None of the Company, any of its subsidiaries or any directors or officers or, to the Company's knowledge, agents or employees of the Company or any of its subsidiaries has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other unlawful payment.

            Section 2.20. Product Warranties. Section 2.20 of the Company Disclosure Schedule sets forth complete and accurate copies of the forms of written warranties and guaranties by the Company or any of its subsidiaries currently in effect with respect to its products. There have not been any material deviations (written or oral) from such warranties and guaranties, and neither the Company, any of its subsidiaries nor any of their respective salesmen, employees, distributors and agents is authorized to undertake obligations to any customer or to other third parties materially in excess of such warranties or guaranties.

Neither the Company nor any of its subsidiaries has made any material oral warranty or guaranty with respect to its products not described on such schedule.

            Section 2.21. Agreements, Scheduled Contracts and Commitments. Except as set forth in Section 2.21 of the Company Disclosure Schedule, the Company does not have, is not a party to nor is it bound by:

                (i) any collective bargaining agreements;

                (ii) any employment or consulting agreement with an employee or individual consultant, or any consulting or sales agreement under which a firm or other organization provides services to the Company other than those that are terminable by the Company or any of its subsidiaries on no more than thirty days notice without liability or financial obligation, except to the extent general principles of wrongful termination law may limit the Company's or any of its subsidiaries' ability to terminate employees at will, or any consulting agreement;

                (iii) any fidelity or surety bond or completion bond;

                (iv) any agreement of indemnification other than in the ordinary course of business consistent with past practice or any guaranty;

                (v) any agreement pursuant to which the Company has granted or may grant in the future, to any party a source-code license or option or other right to use or acquire source-code;

                (vi) any agreement relating to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of the Company's business consistent with past practices;

                (vii) any material distribution, joint marketing or development agreement;

                (viii) any customer agreement, or group of related agreements that relate to any single customer together with its affiliated entities, that provides for aggregate revenue to the Company of more than Nine Hundred Thousand Dollars ($900,000); or

                (ix) any other material agreement or commitment, whether written or oral that has not otherwise been disclosed to Parent and Acquisition.

            Neither the Company nor any of its subsidiaries has in any material respect breached, violated or defaulted under, or received notice that it has materially breached, violated or defaulted under, any of the terms or conditions of any agreement, contract or commitment required to be set forth in Section
2.21 of the Company Disclosure Schedule and each such agreement, contract or commitment is in full force and effect and is not subject to any material default thereunder of which the Company has knowledge by any party obligated to the Company pursuant thereto.

            Section 2.22. Suppliers and Customers. The documents and information supplied by the Company to Parent or any of its representatives with respect to relationships and volumes of business done with its significant suppliers and customers are accurate in all material respects. During the last twelve (12) months, neither the Company nor any of its subsidiaries has received notices of termination or written threats of termination from any of the ten (10) largest suppliers or the twenty-five (25) largest customers of the Company and its subsidiaries.

            Section 2.23. Vote Required. The affirmative vote of the holders of a majority of the outstanding Shares is the only vote of the holders of any class or series of the Company's capital stock necessary to approve and adopt this Agreement.

            Section 2.24. Pooling. Neither the Company nor, to the knowledge of the Company, any of its affiliates has taken or agreed to take action that would prevent the Merger from being treated for financial accounting purposes as a pooling of interests in accordance with generally accepted accounting principles and the rules regulations and interpretations of the SEC (a "Pooling Transaction").

            Section 2.25. Affiliates. Except for the directors and executive officers of the Company, each of whom is listed in Section 2.25 of the Company Disclosure Schedule, there are no persons who, to the knowledge of the Company, may be deemed to be affiliates of the Company within the meaning of Rule 145 of the Securities Act ("Company Affiliates").

            Section 2.26. Opinion of Financial Advisor. Credit Suisse First Boston Corporation (the "Company Financial Advisor") has delivered to the Company Board its written opinion dated the date of this Agreement to the effect that as of such date the Exchange Ratio is fair, from a financial point of view, to the holders of Shares (the "Opinion of Company Financial Advisor"). A true and complete copy of such opinion has been delivered or made available to Parent.

            Section 2.27. Brokers. No broker, finder or investment banker (other than the Company Financial Advisor, a true and correct copy of whose engagement agreement has been provided to Parent) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

            Section 2.28. Company Rights Agreement. The Company has taken all necessary action to ensure that neither its entering into this Agreement or the Stock Option Agreement, nor the consummation of the Merger, nor exercise of Parent's rights under such Stock Option Agreement in accordance with its terms, will cause the Company Rights to become exercisable, cause Parent or Acquisition to become an "Acquiring Person" (as defined in the Company Rights Agreement), or cause there to occur a "Triggering Event" or a "Distribution Date" (each as defined in the Company Rights Agreement). The Company has not taken any action to prevent the Company Rights from becoming exercisable in connection with any Company Acquisition nor to prevent any third party from becoming an Acquiring Person or to cause there to occur a Triggering Event or a Distribution Date in connection with any Company Acquisition.

            Section 2.29. Takeover Statutes. No "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation (each a "Takeover Statute") is applicable to the Company, the Shares, the Merger or any of the other transactions contemplated by this Agreement. The Company Board has approved the Merger and this Agreement, and such approval is sufficient to render inapplicable to the Merger, this Agreement, and the Stock Option Agreement the transactions contemplated by this Agreement and the Stock Option Agreement the provisions of DGCL Section 203 to the extent, if any, such
Section is applicable to the Merger, this Agreement, the Stock Option Agreement or any of the transactions contemplated by this Agreement and the Stock Option Agreement.

            Section 2.30. Representations Complete. The representations and warranties made by the Company in this Agreement, the statements made in any Schedules or certificates furnished by the Company pursuant to this Agreement, and the statements made by the Company in any documents mailed, delivered or furnished to the Company's stockholders in connection with soliciting their proxy or consent to this Agreement and the Merger, do not contain and will not contain, as of their respective dates and as of the Effective Time, any untrue statement of a material fact, nor do they omit or will they omit, as of their respective dates or as of the Effective Time, to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading.

                                    ARTICLE 3

                        REPRESENTATIONS AND WARRANTIES OF
                             PARENT AND ACQUISITION

            Parent and Acquisition hereby jointly and severally represent and warrant to the Company, subject to the exceptions set forth in the Disclosure Schedule (the "Parent Disclosure Schedule") delivered by Parent to the Company in accordance with Section 4.13 (which exceptions shall specifically identify a Section, Subsection or clause of a single Section or Subsection hereof, as applicable, to which such exception relates) that:

            Section 3.1. Organization. Each of Parent and Acquisition is duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Parent has heretofore made available to the Company accurate and complete copies of the Certificates of Incorporation and bylaws as currently in full force and effect, of Parent and Acquisition.

            Section 3.2. Capitalization of Parent and its Subsidiaries.

            (a) The authorized capital stock of the Parent consists of Seven Hundred Million (700,000,000) shares of Parent Common Stock ("Parent Shares"), of which, as of September 30, 1999, Two Hundred Forty-Three Million Seven Hundred Ninety-Four Thousand Eight Hundred Sixty-Five (243,794,865) Parent Shares were issued and outstanding, and Two Million (2,000,000) shares of preferred stock, none of which is outstanding. All of the outstanding Parent Shares have been validly issued and are fully paid, nonassessable and free of preemptive rights. As of September 30, 1999, approximately One Hundred Thirty-One Million Two Hundred Seventy-Seven Thousand Five Hundred Eighty-Six (131,277,586) Parent Shares were reserved for issuance and, as of September 30, 1999, approximately Fifty-Two Million Two Hundred Seventy-Four Thousand One Hundred Ten (52,274,110) were issuable upon or otherwise deliverable in connection with the exercise of outstanding options to purchase Parent Common Stock issued pursuant to the following plans ("Parent Option Plans"): 1992 Directors' Stock Option Plan, 1992 Employee Stock Purchase Plan, 1989 Stock Plan, 1993 Red Pepper Software Company Plan, 1992 Intrepid Systems, Inc. Plan, TriMark Technology, Inc. 1998 Director and Executive Officer Non-Statutory Stock Option Plan, TriMark Technology, Inc. 1995 Director and Executive Officer Stock Option Plan, TriMark Technology, Inc. 1995 Employees and Consultants Stock Option Plan, TriMark Technology, Inc. 1993 Stock Option Plan, and the Distinction Software, Inc. Stock Option Plan. Except as set forth in Section 3.2(a) of the Parent Disclosure Schedule, between September 30, 1999 and the date hereof, no shares of the Parent's capital stock have been issued other than pursuant to options already in existence on such first date issued under Parent Option Plans, and between September 30, 1999 and the date hereof, no stock options have been granted. Except (i) as set forth above, (ii) for Parent's warrants issued pursuant to the Warrant Agreement between Parent and the First National Bank of Boston, as warrant agent, dated October 30, 1995, and (iii) for the rights (the "Parent Rights") issued pursuant to Parent's First Amended and Restated Preferred Share Rights Agreement, effective as of December 16, 1997, between Parent and BankBoston, N.A. (the "Parent Rights Agreement"), as of the date hereof, there are outstanding (i) no shares of capital stock or other voting securities of Parent, (ii) no securities of Parent or any of its subsidiaries convertible into or exchangeable or exercisable for shares of capital stock or other securities of Parent, (iii) no options, preemptive or other rights to acquire from Parent or any of its subsidiaries, and, except as described in the Parent SEC Reports (as defined below), no obligations of Parent or any of its subsidiaries to issue, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or other securities of Parent, and (iv) no equity equivalent interests in the ownership or earnings of the Company or its subsidiaries or other similar rights (collectively "Parent Securities"). Except as set forth in Section 3.2(a) of the Parent Disclosure Schedule, as of the date hereof, there are no outstanding rights or obligations of the Parent or any of its subsidiaries to repurchase, redeem or otherwise acquire any Parent Securities. There are no stockholder agreements, voting trusts or other agreements or understandings to which the Parent is a party or by which it is bound relating to the voting or registration of any shares of capital stock of Parent.

            (b) All of the outstanding capital stock of Parent's subsidiaries owned by Parent is owned, directly or indirectly, free and clear of any Lien or any other limitation or restriction (including any restriction on the right to vote or sell the same except as may be provided as a matter of Applicable Law). Except as set forth in Section 3.2(b) of the Parent Disclosure Schedule, there are no (i) securities of Parent or any of its subsidiaries convertible into or exchangeable or exercisable for, (ii) options or (iii) except for the Parent Rights, other rights to acquire from Parent or any of its subsidiaries any capital stock or other ownership interests in or any other securities of any subsidiary of Parent, and there exists no other contract, understanding, arrangement or obligation (whether or not contingent) providing for the issuance or sale, directly or indirectly, of any such capital stock. There are no outstanding contractual obligations of Parent or its subsidiaries to repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other ownership interests in any subsidiary of Parent.

            (c) The Parent Rights and Parent Shares constitute the only classes of equity securities of Parent or its subsidiaries registered or required to be registered under the Exchange Act.

            Section 3.3. Authority Relative to this Agreement.

            (a) Each of Parent and Acquisition has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the boards of directors of Parent (the "Parent Board") and Acquisition and by Parent as the sole stockholder of Acquisition, and no other corporate proceedings on the part of Parent or Acquisition are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Parent and Acquisition and constitutes, assuming the due authorization, execution and delivery hereof by the Company, a valid, legal and binding agreement of each of Parent and Acquisition enforceable against each of Parent and Acquisition in accordance with its terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally or to general principles of equity.

            (b) Without limiting the generality of the foregoing, the Parent Board has (1) determined that the Merger is fair to, and in the best interests of Parent and Parent's stockholders, (2) approved this Agreement, the Stock Option Agreement, the Merger and the other transactions contemplated hereby, and
(3) has not withdrawn or modified such approval.

            Section 3.4. SEC Reports; Financial Statements.

            (a) Parent has filed all required forms, reports and documents ("Parent SEC Reports") with the SEC since January 1, 1996, each of which complied at the time of filing in all material respects with all applicable requirements of the Securities Act and the Exchange Act, each law as in effect on the dates such forms, reports and documents were filed. None of such Parent SEC Reports, including any financial statements or schedules included or incorporated by reference therein, contained when filed any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein in light of the circumstances under which they were made not misleading, except to the extent superseded or amended by a Parent SEC Report filed subsequently and prior to the date hereof. The audited consolidated financial statements of Parent included in the Parent SEC Reports fairly present in conformity in all material respects with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto) the consolidated financial position of Parent and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended. Notwithstanding the foregoing, Parent shall not be deemed to be in breach of any of the representations or warranties in this Section 3.4 as a result of any changes to the Parent SEC Reports that Parent may make in response to comments received from the SEC on the S-4 or the Proxy Statement.

            (b) Parent has heretofore made, and hereafter will make, available to the Company a complete and correct copy of any amendments or modifications that are required to be filed with the SEC but have not yet been filed with the SEC to agreements, documents or other instruments that previously had been filed by Parent with the SEC pursuant to the Exchange Act.

            Section 3.5. Information Supplied. None of the information supplied or to be supplied by Parent or Acquisition in writing for inclusion or incorporation by reference in (i) the S-4 will at the time the S-4 is filed with the SEC and at the time it becomes effective under the Securities Act contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Proxy Statement will at the date mailed to stockholders of the Company and at the times of the meeting or meetings of stockholders of the Company to be held in connection with the Merger contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances under which they are made not misleading. The S-4 will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations thereunder. Notwithstanding the foregoing, Parent makes no representation, warranty or covenant with respect to any information supplied or required to be supplied by the Company that is contained in or omitted from any of the foregoing documents.

            Section 3.6. Consents and Approvals; No Violations. Except for filings, permits, authorizations, consents and approvals as may be required under and other applicable requirements of the Securities Act, the Exchange Act, state securities or blue sky laws, the HSR Act, and any filings under similar merger notification laws or regulations of foreign Governmental Entities and the filing and recordation of the Certificate of Merger as required by the DGCL, no material filing with or notice to, and no material permit, authorization, consent or approval of any Governmental Entity is necessary for the execution and delivery by Parent or Acquisition of this Agreement or the consummation by Parent or Acquisition of the transactions contemplated hereby. Neither the execution, delivery and performance of this Agreement by Parent or Acquisition nor the consummation by Parent or Acquisition of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the respective Certificates of Incorporation or bylaws (or similar governing documents) of Parent or Acquisition, (ii) result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent or Acquisition or any of Parent's other subsidiaries is a party or by which any of them or any of their respective properties or assets are bound or (iii) violate any material order, writ, injunction, decree, law, statute, rule or regulation applicable to Parent or Acquisition or any of Parent's other subsidiaries or any of their respective properties or assets.

            Section 3.7. Litigation. Except as publicly disclosed by the Parent in the Parent SEC Reports or as set forth in Section 3.7 of the Parent Disclosure Schedule, there is no suit, claim, action, arbitration, proceeding or investigation pending or, to the knowledge of Parent, threatened against Parent or any of its subsidiaries or any of their respective properties or assets before any Governmental Entity or brought by any person that is material or would reasonably be expected to prevent or delay the consummation of the transactions contemplated by this Agreement beyond the Final Date. Except as publicly disclosed by Parent in the Parent SEC Reports, neither Parent nor any of its subsidiaries is subject to any outstanding order, writ, injunction or decree that would reasonably be expected to be material or would reasonably be expected to prevent or delay the consummation of the transactions contemplated hereby.

            Section 3.8. Tax Treatment; Pooling. Neither Parent, Acquisition nor, to the knowledge of Parent, any of its affiliates has taken, proposes to take, or has agreed to take any action that would prevent the Merger (a) from constituting a reorganization qualifying under the provisions of Section 368(a) of the Code or (b) from being treated as a Pooling Transaction for financial accounting purposes.

            Section 3.9. Opinion of Financial Advisor. Goldman Sachs & Co. (the "Parent Financial Advisor") has delivered to the Board of Directors of Parent its opinion to the effect that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to Parent ("Opinion of Parent Financial Advisor").

            Section 3.10. Brokers. Other than the Parent Financial Advisor, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Acquisition.

            Section 3.11. No Prior Activities. Except for obligations incurred in connection with its incorporation or organization or the negotiation and consummation of this Agreement and the transactions contemplated hereby, Acquisition has neither incurred any obligation or liability nor engaged in any business or activity of any type or kind or entered into any agreement or arrangement with any person.

            Section 3.12. No Undisclosed Liabilities; Absence of Changes. Except as and to the extent publicly disclosed by Parent in the Parent SEC Reports, neither Parent nor any of its subsidiaries has any material liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by generally accepted accounting principles to be reflected on a consolidated balance sheet of Parent (including the notes thereto) other than
(i) liabilities specifically described in this Agreement or in the Parent Disclosure Schedule, and (ii) normal or recurring liabilities incurred since June 30, 1999 in the ordinary course of business consistent with past practices. Except as publicly disclosed by Parent in the Parent SEC Reports or as set forth in Section 3.12 of the Parent Disclosure Schedule, since June 30, 1999, there have been no events, changes or effects with respect to Parent or its subsidiaries that, individually or in the aggregate, have had or reasonably would be expected to have had a Material Adverse Effect on Parent.

            Section 3.13. Compliance with Applicable Law. Except as publicly disclosed by Parent in the Parent SEC Reports, Parent and its subsidiaries hold all material permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "Parent Permits"). Except as publicly disclosed by Parent in the Parent SEC Reports, Parent and its subsidiaries are in material compliance with the terms of the Parent Permits. Except as publicly disclosed by Parent in the Parent SEC Reports, to the knowledge of Parent, the businesses of Parent and its subsidiaries have been and are being conducted in material compliance with all material Applicable Laws. Except as publicly disclosed by Parent in the Parent SEC Reports, no investigation or review by any Governmental Entity with respect to Parent or any of its subsidiaries is pending or, to the knowledge of Parent, threatened, nor, to the knowledge of Parent, has any Governmental Entity indicated an intention to conduct the same.

            Section 3.14. Affiliates. Except for the directors and executive officers of Parent, each of whom is listed in Section 3.14 of the Parent Disclosure Schedule, there are no persons who, to the knowledge of Parent, may be deemed to be affiliates of Parent within the meaning of Rule 145 of the Securities Act ("Parent Affiliates").

            Section 3.15. Intellectual Property. Parent (or one of its subsidiaries) owns all of the material Intellectual Property, or has a valid and enforceable right to use all of the material Intellectual Property that is not owned exclusively by it, that is used in Parent's business. Except as set forth in Section 3.15 of the Parent Disclosure Schedule, the products used, manufactured, marketed, sold or licensed by Parent and its subsidiaries, and all Intellectual Property used in the conduct of Parent's businesses as currently conducted, do not infringe upon, violate or constitute the unauthorized use of any valid and enforceable rights owned or controlled by any third party, including any Intellectual Property of any third party. All of Parent's and its subsidiaries' material products conform to all representations and warranties made by Parent and its subsidiaries to customers with respect to the introduction of records containing dates falling on or after December 31, 1998, the advent of the year 2000, the advent of the twenty-first century or the transition from the twentieth century through the year 2000 and into the twenty-first century.

            Section 3.16 No Default. Except as set forth in Section 3.16 of the Parent Disclosure Schedule, neither Parent nor any of its subsidiaries is in material breach, default or violation (and no event has occurred that with notice or the lapse of time or both would constitute a breach, default or violation) of any term, condition or provision of (i) its Certificate of Incorporation or bylaws (or similar governing documents), (ii) any material note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent or any of its subsidiaries is now a party or by which it or any of its properties or assets are bound or (iii) any material order, writ, injunction, decree, law, statute, rule or regulation applicable to Parent or any of its subsidiaries or any of its properties or assets.

            Section 3.17 Representations Complete. The representations and warranties made by Parent and Acquisition in this Agreement, the statements made in any certificates furnished by Parent and Acquisition pursuant to this Agreement, and the statements made by Parent and Acquisition in any documents mailed, delivered or furnished to the Company's stockholders in connection with soliciting their proxy or consent to this Agreement and the Merger, do not contain and will not contain, as of their respective dates and as of the Effective Time, any untrue statement of a material fact, nor do they omit or will they omit, as of their respective dates or as of the Effective Time, to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading.

                                    ARTICLE 4

                                    COVENANTS

            Section 4.1. Conduct of Business of the Company. Except as contemplated by this Agreement or as described in Section 4.1 of the Company Disclosure Schedule, during the period from the date hereof to the Effective Time, the Company will, and will cause each of its subsidiaries to, conduct its operations in the ordinary course of business consistent with past practice with no less diligence and effort than would be applied in the absence of this Agreement, use commercially reasonable efforts to preserve intact its current business organizations, keep available the service of its current officers and key employees and preserve its relationships with customers, suppliers, distributors, lessors, creditors, employees, contractors and others having business dealings with it with the intention that its goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, except as otherwise expressly provided in this Agreement and except as described in Section 4.1 of the Company Disclosure Schedule, prior to the Effective Time, neither the Company nor any of its subsidiaries will, without the prior written consent of Parent, which consent shall not unreasonably be withheld:

            (a) amend its Certificate of Incorporation or bylaws (or other similar governing instrument);

            (b) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other debt or equity securities or equity equivalents (including any stock options or stock appreciation rights) except for (i) grants of options under the Company Plans up to the amounts set forth on Section 4.1(b) of the Company Disclosure Schedule, or (ii) the issuance and sale of Shares pursuant to options granted under the Company Plans prior to the date hereof;

            (c) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, make any other actual, constructive or deemed distribution in respect of its capital stock or otherwise make any payments to stockholders in their capacity as such, or redeem or otherwise acquire any of its securities or any securities of any of its subsidiaries except as may be required under any Company Option or any other agreement set forth in Section 4.1(c) of the Company Disclosure Schedule;

            (d) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its subsidiaries (other than the Merger);

            (e) alter through merger, liquidation, reorganization, restructuring or any other fashion the corporate structure of any subsidiary;

            (f) (i) incur or assume any long-term or short-term debt or issue any debt securities in each case, except for borrowings under existing lines of credit in the ordinary course of business consistent with past practices, or modify or agree to any amendment of the terms of any of the foregoing; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person except for obligations of subsidiaries of the Company incurred in the ordinary course of business consistent with past practices; (iii) make any loans, advances or capital contributions to or investments in any other person (other than to subsidiaries of the Company or customary loans or advances to employees in each case in the ordinary course of business consistent with past practice);
(iv) pledge or otherwise encumber shares of capital stock of the Company or any of its subsidiaries; or (v) mortgage or pledge any of its material assets, tangible or intangible, or create or suffer to exist any material Lien thereupon;

            (g) except as may be required by Applicable Law, enter into, adopt or amend or terminate any bonus, special remuneration, compensation, severance, stock option, stock purchase agreement, retirement, health, life, or disability insurance, severance or other employee benefit plan agreement, trust, fund or other arrangement for the benefit or welfare of any director, officer, employee or consultant in any manner or increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan and arrangement as in effect as of the date hereof (including the granting of stock appreciation rights or performance units), except as set forth in
Section 4.1(g) of the Company Disclosure Schedule;

            (h) grant any severance or termination pay to any director, officer, employee or consultant, except payments made pursuant to written agreements outstanding on the date hereof, the material terms of which are disclosed on
Section 4.1(h) of the Company Disclosure Schedule or as required by applicable federal, state or local law or regulations;

            (i) except as set forth in Section 4.1(i) of the Company Disclosure Schedule, exercise its discretion or otherwise voluntarily accelerate the vesting of any Company Stock Option as a result of the Merger, any other change of control of the Company (as defined in the Company Plans) or otherwise.

            (j) (1) acquire, sell, lease, license, transfer or otherwise dispose of any material assets in any single transaction or series of related transactions (including in any transaction or series of related transactions having a fair market value in excess of Two Hundred Thousand Dollars ($200,000) in the aggregate), other than sales of its products and licenses of software in the ordinary course of business consistent with past practices, (2) enter into any exclusive license, distribution, marketing, sales or other agreement, (3) enter into any agreement with a person whereby such person would provide product development or similar services if the term of such agreement exceeds forty-five
(45) days or provides for payments that could exceed Fifty Thousand Dollars ($50,000) for any single agreement or One Hundred Thousand Dollars ($100,000) for all such agreements, or (4) sell, transfer or otherwise dispose of any Intellectual Property;

            (k) except as may be required as a result of a change in law or in generally accepted accounting principles, materially change any of the accounting principles, practices or methods used by it;

            (l) revalue in any material respect any of its assets, including writing down the value of inventory or writing-off notes or accounts receivable, other than in the ordinary course of business consistent with past practices;

            (m) (i) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other entity or division thereof or any equity interest therein; (ii) enter into any contract or agreement that would be material to the Company and its subsidiaries, taken as a whole other than a non-exclusive license agreement or a service agreement with end-users entered into in the ordinary course of business consistent with past practices; (iii) amend, modify or waive any material right under any material contract of the Company or any of its subsidiaries; (iv) modify its standard warranty terms for its products or amend or modify any product warranties in effect as of the date hereof in any material manner that is adverse to the Company or any of its subsidiaries; (v) authorize any additional or new capital expenditure or expenditures in excess of Two Hundred Thousand Dollars ($200,000) in the aggregate in any calendar quarter, if any such expenditure or expenditures are not listed in the capital budget attached as Section 4.1 (m)(v) of the Company Disclosure Schedule; provided that nothing in the foregoing clause (v) shall limit any capital expenditure required pursuant to existing customer contracts; or (vi) authorize any new or additional manufacturing capacity expenditure or expenditures for any manufacturing capacity contracts or arrangements;

            (n) make or revoke any material tax election or settle or compromise any material income tax liability or permit any material insurance policy naming it as a beneficiary or loss-payable to expire, or to be canceled or terminated, unless a comparable insurance policy reasonably acceptable to Parent is obtained and in effect;

            (o) fail to file any Tax Returns when due (or, alternatively, fail to file for available extensions) or fail to cause such Tax Returns when filed to be complete and accurate in all material respects;

            (p) fail to pay any material Taxes or other material debts when due;

            (q) settle or compromise any pending or threatened suit, action or claim that (i) relates to the transactions contemplated hereby or (ii) the settlement or compromise of suits, actions, or claims which would involve more than One Hundred Thousand Dollars ($100,000) in the aggregate, or that would otherwise be material to the Company or relates to any Intellectual Property matters, provided that the Company may settle the dispute with Summit Software for up to the amount disclosed in Section 4.1(q) of the Company Disclosure Schedule;

            (r) take any action or fail to take any action that could reasonably be expected to (i) limit the utilization of any of the net operating losses, built-in losses, tax credits or other similar items of the Company or its subsidiaries under Section 382, 383, 384 or 1502 of the Code and the Treasury Regulations thereunder, or (ii) cause any transaction in which the Company or any of its subsidiaries was a party that was intended to be treated as a reorganization under Section 368(a) of the Code to fail to qualify as a reorganization under Section 368(a) of the Code; or

            (s) other than licensing and distribution contracts and agreements with end-user customers entered into in the ordinary course of business consistent with past practice, enter into any licensing, distribution, sponsorship, advertising or other similar contracts, agreements, or obligations which may not be canceled without penalty by the Company or its subsidiaries upon notice of 45 days or less or which provide for payments by or to the Company or its subsidiaries in an amount in excess of One Hundred Thousand Dollars ($100,000) over the term of the agreement;

            (t) Take any action, or omit to take any action, that would be reasonably likely to interfere with Parent's ability to account for the Merger as a pooling of interests, whether or not otherwise permitted by the provisions of this Article 4;

            (u) Fail to make in a timely manner any filings with the SEC required under the Securities Act or the Exchange Act or the rules and regulations promulgated thereunder;

            (v) Engage in any willful action with the intent to directly or indirectly adversely impact any of the transactions contemplated by this Agreement; or

            (w) take or agree in writing or otherwise to take any of the actions described in Sections 4.1(a) through 4.1(v) (and it shall use all reasonable efforts not to take any action that would make any of the representations or warranties of the Company contained in this Agreement (including the exhibits hereto) untrue or incorrect).

            Section 4.2. Preparation of S-4 and the Proxy Statement. The Company and Parent shall diligently work together and promptly prepare and file with the SEC the Proxy Statement and the S-4, respectively. Each of Parent and the Company shall use all reasonable efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing. Parent shall also take any action (other than qualifying to do business in any jurisdiction in which it is now not so qualified) required to be taken under any applicable state securities laws in connection with the issuance of Parent Common Stock in the Merger and upon the exercise of Company Stock Options, and the Company shall furnish all information concerning the Company and the holders of Shares as may be reasonably requested in connection with any such action.

            Section 4.3. No Solicitation or Negotiation.

            (a) The Company shall, and shall cause its subsidiaries, its affiliates and their respective officers and other employees, directors, representatives (including the Company Financial Advisor and any other investment banker and any attorneys and accountants) and agents to, immediately cease any discussions or negotiations with any parties with respect to any Third Party Acquisition (as defined below). The Company also agrees promptly to request each person that has at any time heretofore executed a confidentiality agreement that governs such person's discussions with the Company or any of its representatives, at any time on or after January 1, 1999, of acquiring (whether by merger, acquisition of stock or assets or otherwise) the Company or any of its subsidiaries, if any, to return all confidential information heretofore furnished to such person by or on behalf of the Company or any of its subsidiaries and, if requested by Parent, to enforce such person's obligation to do so. Neither the Company nor any of its affiliates shall, nor shall the Company authorize or permit any of its or their respective officers, directors, employees, representatives or agents to, directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with or provide any non-public information to any person or group (other than Parent and Acquisition or any designees of Parent and Acquisition) concerning any Third Party Acquisition; provided, however, that if the Company Board determines in good faith, acting only after consultation with legal counsel of nationally recognized standing and in a manner consistent therewith, that the failure to do so would be a breach of its fiduciary duties to the Company's stockholders under the DGCL, the Company may, in response to a proposal or offer for a Company Acquisition that was not solicited and that the Company Board determines, based upon the opinion of the Company Financial Advisor (or another financial advisor of nationally recognized standing), is from a Third Party that is capable of consummating a Superior Proposal and only for so long as the Board of Directors so determines that its actions are likely to lead to a Superior Proposal, (i) furnish information to any such person only pursuant to a confidentiality agreement substantially in the same form as was executed by Parent prior to the execution of this Agreement and only if copies of such information are concurrently provided to Parent, and (ii) participate in discussions and negotiations regarding such proposal or offer; provided, further, nothing herein shall prevent the Company Board from taking and disclosing to the Company's stockholders a position contemplated by Rules 14d-9 and 14e-2 promulgated under the Exchange Act with regard to any tender or exchange offer. The Company shall promptly (and in any event within twenty-four (24) hours after becoming aware thereof) (i) notify Parent in the event the Company or any of its subsidiaries or other affiliates or any of their respective officers, directors, employees and agents receives any proposal or inquiry concerning a Third Party Acquisition, including the material terms and conditions thereof and the identity of the party submitting such proposal, and any request for confidential information in connection with a potential Third Party Acquisition, (ii) provide a copy of any written agreements, proposals or other materials the Company receives from any such person or group (or its representatives), (iii) provide Parent with copies of all information furnished to any such Person pursuant to Clause (i) of the preceding sentence if such information has not been previously furnished to Parent and (iv) notify Parent of any material changes or developments with respect to any of the matters described in clauses (i) or
(ii). The Company shall also advise Parent from time to time of the status, at any time upon Parent's request, of any such matters.

            (b) Except as set forth in this Section 4.3(b), the Company Board shall not withdraw or modify its recommendation of the transactions contemplated hereby or approve or recommend, or cause or permit the Company to enter into any letter of intent, agreement or obligation with respect to, any Third Party Acquisition. Notwithstanding the foregoing, if the Company Board by a majority vote determines in its good faith judgment, acting only after consultation with legal counsel of nationally recognized standing and in a manner consistent therewith, that it is required to do so in order to comply with its fiduciary duties, the Company Board may withdraw its recommendation of the transactions contemplated hereby and approve or recommend a Superior Proposal (as defined in subsection (c) below), but only (i) after providing written notice to Parent (a "Notice of Superior Proposal") advising Parent that the Company Board has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal and (ii) if Parent does not, within three (3) business days of Parent's receipt of the Notice of Superior Proposal, make an offer that the Company Board by a majority vote determines in its good faith judgment (based on the opinion of a financial advisor of nationally recognized reputation, which may be the Company Financial Advisor) to be at least as favorable to the Company's stockholders as such Superior Proposal; provided, however, that the Company shall not be entitled to enter into any binding agreement with respect to a Superior Proposal unless concurrently therewith this Agreement is terminated by its terms pursuant to Section 6.1 and the Company pays all amounts due to Parent pursuant to
Section 6.3. Any disclosure that the Company Board may be compelled to make with respect to the receipt of a proposal for a Third Party Acquisition or otherwise in order to comply with its fiduciary duties or Rule 14d-9 or 14e-2 will not constitute a violation of this Agreement, provided that such disclosure does not contain any statements that violate this Section 4.3(b).

            (c) For the purposes of this Agreement, "Third Party Acquisition" means the occurrence of any of the following events: (i) the acquisition of the Company by tender offer, exchange offer, merger or otherwise by any person (which includes a "person" as such term is defined in Section 13(d)(3) of the Exchange Act) other than Parent, Acquisition or any affiliate thereof (a "Third Party"); (ii) the acquisition by a Third Party of any material portion (which shall include fifteen percent (15%) or more) of the assets of the Company and its subsidiaries taken as a whole, other than the sale of its products in the ordinary course of business consistent with past practices consistent with past practices; (iii) the acquisition by a Third Party of fifteen percent (15%) or more of the outstanding Shares; (iv) the adoption by the Company of a plan of liquidation or the declaration or payment of an extraordinary dividend; (v) the repurchase by the Company or any of its subsidiaries of more than ten percent (10%) of the outstanding Shares; or (vi) the acquisition (or any group of acquisitions) by the Company or any of its subsidiaries by merger, purchase of stock or assets, joint venture or otherwise of a direct or indirect ownership interest or investment in any business (or businesses) whose annual revenues, net income or assets is equal or greater than ten percent (10%) of the annual revenues, net income or assets of the Company. For purposes of this Agreement, a "Superior Proposal" means any bona fide proposal (1) to acquire, directly or indirectly, for consideration consisting solely of cash and/or securities, all of the Shares then outstanding, or all or substantially all the assets, of the Company, (2) that contains terms that the Company Board by a majority vote determines in its good faith judgment (taking into account, as to the financial terms, the opinion of the Company Financial Advisor or another financial advisor of nationally recognized reputation) to be more favorable to the Company's stockholders than the Merger, provided that any financing required to consummate the transaction contemplated by the offer is either in the possession of the Third Party or committed or in the good faith determination of the Company Board, based upon the opinion of the Company Financial Advisor (or another financial advisor of nationally recognized standing), is likely to be obtained by such Third Party on a timely basis, (3) that the Company Board by a majority vote determines in its good faith judgment (following and based on consultation with the Company Financial Advisor or another financial advisor of nationally recognized reputation and its legal and other advisors) to be reasonably capable of being completed (taking into account all legal, financial, regulatory and other aspects of the proposal and the person making the proposal) and (4) that does not contain a "right of first refusal" or "right of first offer" with respect to any counter-proposal that Parent might make.

            Section 4.4. Comfort Letters.

            (a) The Company shall use all reasonable efforts to cause Arthur Andersen LLP to deliver a letter dated not more than five (5) days prior to the date on which the S-4 shall become effective and addressed to itself and Parent and their respective Boards of Directors in form and substance reasonably satisfactory to Parent and customary in scope and substance for agreed-upon procedures letters delivered by independent public accountants in connection with registration statements and proxy statements similar to the S-4 and the Proxy Statement.

            (b) Parent shall use all reasonable efforts to cause Ernst & Young LLP to deliver a letter dated not more than five (5) days prior to the date on which the S-4 shall become effective and addressed to itself and the Company and their respective Boards of Directors in form and substance reasonably satisfactory to the Company and customary in scope and substance for agreed-upon procedures letters delivered by independent accountants in connection with registration statements and proxy statements similar to the S-4 and the Proxy Statement.

            Section 4.5. Meeting of Stockholders. The Company shall take all actions necessary in accordance with the DGCL and its Certificate of Incorporation and bylaws to duly call, give notice of, convene and hold a meeting of its stockholders as promptly as practicable to consider and vote upon the adoption and approval of this Agreement and the transactions contemplated hereby (the "Meeting"). The Company's obligation to call, give notice of, convene and hold the Meeting in accordance with this Section 4.5 shall not be limited to or otherwise affected by the commencement, disclosure, announcement or submission to the Company of any proposal for a Third Party Acquisition (as defined in Section 4.3), or by any withdrawal, amendment or modification of the recommendation of the Company Board with respect to the Merger. The stockholder vote required for the adoption and approval of the transactions contemplated by this Agreement shall be the vote required by the DGCL and the Company's Certificate of Incorporation and bylaws. The Company will, through the Company Board, recommend to its stockholders approval of such matters subject to the provisions of Section 4.3(b). The Company and the Parent shall promptly prepare and file with the SEC the Proxy Statement and the S-4 for the solicitation of a vote of the holders of Shares approving the Merger, which, subject to the provisions of Section 4.3(b), shall include the recommendation of the Company Board that stockholders of the Company vote in favor of the approval and adoption of this Agreement and the written opinion of the Company Financial Advisor that the Exchange Ratio is fair from a financial point of view to the holders of the Shares. The Company shall use all reasonable efforts to have the Proxy Statement cleared by the SEC as promptly as practicable after filing, and promptly thereafter mail the Proxy Statement to the stockholders of the Company. Parent shall use all reasonable efforts to have the S-4 declared effective by the SEC as promptly as practicable after such filing. Whenever any event occurs which is required to be set forth in an amendment or supplement to the S-4 and/or the Proxy Statement, the Company or Parent, as the case may be, will promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to stockholders of the Company, such amendment or supplement. Notwithstanding anything to the contrary contained in this Agreement, the Company may adjourn or postpone (i) the Meeting to the extent necessary to ensure that any necessary supplement or amendment to the S-4 and/or the Proxy Statement is provided to the Company's stockholders in advance of a vote on the Merger and this Agreement or
(ii) the time for which the Meeting is originally scheduled (as set forth in the S-4 and the Proxy Statement), if there are insufficient Shares represented, either in person or by proxy, to constitute a quorum necessary to conduct the business of the Meeting. Parent shall use all reasonable efforts to obtain all necessary state securities law or "blue sky" permits and approvals required in connection with the Merger and to consummate the other transactions contemplated by this Agreement and will pay all expenses incident thereto, provided that the

Company shall cooperate with Parent in obtaining such permits and approvals as reasonably requested.

            Section 4.6. Nasdaq National Market. Parent shall use all reasonable efforts to cause the shares of Parent Common Stock to be issued in the Merger and the shares of Parent Common Stock to be reserved for issuance upon exercise of Company Stock Options to be approved for listing on the Nasdaq National Market, subject to official notice of issuance, prior to the Effective Time.

            Section 4.7. Access to Information.

            (a) Between the date hereof and the Effective Time, upon reasonable notice, the Company will give Parent and its authorized representatives reasonable access to all employees, plants, offices, warehouses and other facilities and to all books and records and personnel files of current employees of the Company and its subsidiaries as Parent may reasonably require, and will cause its officers and those of its subsidiaries to furnish Parent with such financial and operating data and other information with respect to the business and properties of the Company and its subsidiaries as Parent may from time to time reasonably request. Between the date hereof and the Effective Time, Parent shall make available to the Company such executive officers and key employees of Parent as are reasonably requested by the Company to answer questions and make available such information and books and records regarding Parent and its subsidiaries as are reasonably requested by the Company taking into account the nature of the transactions contemplated by this Agreement.

            (b) (1) Between the date hereof and the Effective Time, the Company shall furnish to Parent (I) within two (2) business days following preparation thereof (and in any event within twenty (20) business days after the end of each fiscal quarter) an unaudited balance sheet as of the end of such quarter and the related statements of earnings, stockholders' equity (deficit) and cash flows for the quarter then ended, and (II) within two (2) business days following preparation thereof (and in any event within ninety (90) calendar days after the end of each fiscal year) an audited balance sheet as of the end of such year and the related statements of earnings, stockholders' equity (deficit) and cash flows, all of such financial statements referred to in clauses (I), and (II) to prepared in accordance with generally accepted accounting principles in conformity with the practices consistently applied by the Company with respect to such financial statements. All the foregoing shall be in accordance with the books and records of the Company and shall fairly present its financial position (taking into account the differences between the monthly, quarterly and annual financial statements prepared by the Company in conformity with its past practices) as of the last day of the period then ended.

                (2) Between the date hereof and the Effective Time, Parent shall furnish to the Company (I) within two (2) business days following preparation thereof (and in any event within twenty (20) business days after the end of each fiscal quarter) an unaudited balance sheet as of the end of such quarter and the related statements of earnings, stockholders' equity (deficit) and cash flows for the quarter then ended, and (II) within two (2)
business days following preparation thereof (and in any event within ninety (90) calendar days after the end of each fiscal year) an audited balance sheet as of the end of such year and the related statements of earnings, stockholders' equity (deficit) and cash flows, all of such financial statements referred to in clauses (I) and (II) to prepared in accordance with generally accepted accounting principles in conformity with the practices consistently applied by Parent with respect to such financial statements. All the foregoing shall be in accordance with the books and records of Parent and shall fairly present its financial position (taking into account the differences between the monthly, quarterly and annual financial statements prepared by Parent in conformity with its past practices) as of the last day of the period then ended.

            (c) Each of the parties hereto will hold, and will cause its consultants and advisors to hold, in confidence all documents and information furnished to it by or on behalf of another party to this Agreement in connection with the transactions contemplated by this Agreement pursuant to the terms of that certain Confidentiality Agreement entered into between the Company and Parent dated as of October 5, 1999.

            Section 4.8. Certain Filings; Reasonable Efforts.

            (a) Subject to the terms and conditions herein provided, including
Section 4.3(b), each of the parties hereto agrees to use all reasonable efforts to take or cause to be taken all action and to do or cause to be done all things reasonably necessary, proper or advisable under Applicable Law to consummate and make effective the transactions contemplated by this Agreement, including using all reasonable efforts to do the following, (i) cooperate in the preparation and filing of the Proxy Statement and the S-4 and any amendments thereto, any filings that may be required under the HSR Act and any filings under similar merger notification laws or regulations of foreign Governmental Entities; (ii) obtain consents of all third parties and Governmental Entities necessary, proper, advisable or reasonably requested by Parent or the Company, for the consummation of the transactions contemplated by this Agreement; (iii) contest any legal proceeding relating to the Merger; and (iv) execute any additional instruments necessary to consummate the transactions contemplated hereby. Subject to the terms and conditions of this Agreement, Parent and Acquisition agree to use all reasonable efforts to cause the Effective Time to occur as soon as practicable after the Company stockholder vote with respect to the Merger. The Company agrees to use all reasonable efforts to encourage its employees to accept any offers of employment extended by Parent. If at any time after the Effective Time any further action is necessary to carry out the purposes of this Agreement the proper officers and directors of each party hereto shall take all such necessary action.

            (b) Parent and the Company will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, letters, white papers, memoranda, briefs, arguments, opinions or proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to the HSR Act or any other foreign, federal, or state antitrust, competition, or fair trade law. In this regard, each party hereto shall promptly inform the other of any material communication between such party and the Federal Trade Commission, the Antitrust Division of the United States Department of Justice, or any other federal, foreign or state antitrust or competition Governmental Entity regarding the transactions contemplated herein.

            Section 4.9. Public Announcements. Neither Parent, Acquisition nor the Company shall issue any press release or otherwise make any public statements with respect to the transactions contemplated by this Agreement, including the Merger, or any Third Party Acquisition, without the prior consent of Parent (in the case of the Company) or the Company (in the case of Parent or Acquisition), except (i) as may be required by Applicable Law, or by the rules and regulations of, or pursuant to any agreement with, the Nasdaq National Market, or (ii) following a change, if any, of the Company Board's recommendation of the Merger (in accordance with Section 4.3(b)). The first public announcement of this Agreement and the Merger shall be a joint press release agreed upon by Parent, Acquisition and the Company.

            Section 4.10. Indemnification and Directors' and Officers'
Insurance.

            (a) From and after the Effective Time, Parent shall cause the Surviving Corporation to indemnify, defend and hold harmless (and shall also cause the Surviving Corporation to advance expenses as incurred to the fullest extent permitted under Applicable Law to), to the extent not covered by insurance, each person who is now or has been prior to the date hereof or who becomes prior to the Effective Time an officer or director of the Company or any of the Company's subsidiaries (the "Indemnified Persons") against (i) all losses, claims, damages, costs, expenses (including counsel fees and expenses), settlement, payments or liabilities arising out of or in connection with any claim, demand, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was an officer or director of the Company or any of its subsidiaries, whether or not pertaining to any matter existing or occurring at or prior to the Effective Time and whether or not asserted or claimed prior to or at or after the Effective Time ("Indemnified Liabilities"); and (ii) all Indemnified Liabilities based in whole or in part on or arising in whole or in part out of or pertaining to this Agreement, the Stock Option Agreement or the transactions contemplated hereby or thereby, in each case to the fullest extent required or permitted under Applicable Law. Nothing contained herein shall make Parent, Acquisition, the Company or the Surviving Corporation, an insurer, a co-insurer or an excess insurer in respect of any insurance policies that may provide coverage for Indemnified Liabilities, nor shall this Section 4.10 relieve the obligations of any insurer in respect thereto. The parties hereto intend, to the extent not prohibited by Applicable Law, that the indemnification provided for in this
Section 4.10 shall apply to negligent acts or omissions by an Indemnified Person. Each Indemnified Person is intended to be a third party beneficiary of this Section 4.10 and may specifically enforce its terms. This Section 4.10 shall not limit or otherwise adversely affect any rights any Indemnified Person may have under any agreement with the Company or under the Company's Certificate of Incorporation or bylaws as presently in effect.

            (b) From and after the Effective Time, Parent shall cause the Surviving Corporation to fulfill and honor in all respects the obligations of the Company pursuant to any indemnification agreements between the Company and its directors and officers as of or prior to the date hereof (or indemnification agreements in the Company's customary form for directors joining the Company Board prior to the Effective
Time) and any indemnification provisions under the Company's certificate of incorporation or bylaws as in effect immediately prior to the Effective Time; provided, however, that Parent's aggregate obligation to indemnify and hold harmless all Indemnified Persons for all matters to which such Indemnified Persons may be entitled to be indemnified or held harmless under subsections (a) and (b) of this Section 4.10 shall in no event exceed the Company's net worth as of June 30, 1999.

            (c) For a period of six years after the Effective Time, Parent will maintain or cause the Surviving Corporation to maintain in effect, if available, directors' and officers' liability insurance covering those persons who, as of immediately prior to the Effective Time, are covered by the Company's directors' and officers' liability insurance policy (the "Insured Parties") on terms no less favorable to the Insured Parties than those of the Company's present directors' and officers' liability insurance policy; provided, however, that in no event shall Parent or the Company be required to expend on an annual basis in excess of 200% of the annual premium currently paid by the Company for such coverage (or such coverage as is available for 200% of such annual premium); provided further, that, in lieu of maintaining such existing insurance as provided above, Parent, at its election, may cause coverage to be provided under any policy maintained for the benefit of Parent or any of its subsidiaries, so long as the terms are not materially less advantageous to the intended beneficiaries thereof than such existing insurance.

            (d) Neither Parent nor any of its affiliates shall be obligated to guarantee the payment or performance of the Company's obligations under subsection (a) or (b) of this Section 4.10, so long as the Surviving Corporation honors such obligations to the extent of the Company's net worth at June 30, 1999. In no event, however, shall Parent or any such affiliate have any liability or obligation to any Indemnified Person arising from the Company's breach of, or inability to perform its obligations under, subsection (a) or (b) of this Section 4.10 in excess of the difference between the net worth of the Company at June 30, 1999 and the aggregate of all amounts paid by the Company in satisfaction of such obligation. The provisions of this Section 4.10 are intended to be for the benefit of, and will be enforceable by, each person entitled to indemnification hereunder and the heirs and representatives of such person. Parent will not permit the Company to merge or consolidate with any other Person (including Parent) unless Parent ensures that the surviving or resulting entity assumes the obligations imposed by this Section 4.10, provided that if the Company shall be merged with Parent, the net worth limitations contained above shall no longer apply.

            Section 4.11. Notification of Certain Matters. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which has caused or would be likely to cause any condition contained in Article 5 to not be satisfied at or prior to the Effective Time and
(ii) any material failure by such first party to comply with or satisfy in any material respect any covenant condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 4.11 shall not cure such breach or non-compliance or limit or otherwise affect the remedies available hereunder to the party receiving such notice.

            Section 4.12. Affiliates; Pooling; Tax-Free Reorganization.

            (a) The Company shall use all reasonable efforts to obtain from all Company Affiliates, and from each person who becomes a Company Affiliate after the date of this Agreement and on or prior to the Effective Time, a letter agreement substantially in the form of Exhibit A-1 hereto as soon as practicable.

            (b) Parent shall use all reasonable efforts to obtain from all persons who are affiliates of Parent within the meaning of Rule 145 of the Securities Act, and from each person who becomes such an affiliate of Parent after the date of this Agreement and on or prior to the Effective Time, a letter agreement substantially in the form of Exhibit A-2 hereto.

            (c) Parent shall not be required to maintain the effectiveness of the S-4 for the purpose of resale of shares of Parent Common Stock by stockholders of the Company who may be affiliates of the Company or Parent pursuant to Rule 145 under the Securities Act.

            (d) Each party hereto shall use all reasonable efforts to cause the Merger to be treated for financial accounting purposes as a Pooling Transaction and shall not take and shall use all reasonable efforts to prevent any affiliate of such party from taking any actions that could prevent the Merger from being treated for financial accounting purposes as a Pooling Transaction, and shall take all reasonable actions to remedy the effects of any prior actions so as to permit such treatment.

            (e) The Company, on the one hand, and Parent and Acquisition, on the other hand, shall execute and deliver to legal counsel to the Company and Parent certificates substantially in the form attached hereto as Exhibits B-1 and B-2, respectively, at such time or times as reasonably requested by such legal counsel in connection with its delivery of an opinion with respect to the transactions contemplated hereby, and the Company and Parent shall each provide a copy thereof to the other parties hereto. Prior to the Effective Time, none of the Company, Parent or Acquisition shall take or cause to be taken any action that would cause to be untrue (or fail to take or cause not to be taken any action that would cause to be untrue) any of the representations in Exhibits B-1 or B-2.

            Section 4.13. Additions to and Modification of Company Disclosure Schedule and Parent Disclosure Schedule.

            (a) Concurrently with the execution and delivery of this Agreement, the Company has delivered a Company Disclosure Schedule that includes all of the information required by the relevant provisions of this Agreement. In addition, the Company shall deliver to Parent and Acquisition such additions to or modifications of any Sections of the Company Disclosure Schedule necessary to make the information set forth therein true, accurate and complete in all material respects as soon as practicable after such information is available to the Company after the date of execution and delivery of this Agreement; provided, however, that such disclosure shall not be deemed to constitute an exception to its representations and warranties under Article 2, nor limit the rights and remedies of Parent and Acquisition under this Agreement for any breach by the Company of such representation and warranties.

            (b) Concurrently with the execution and delivery of this Agreement, Parent has delivered a Parent Disclosure Schedule that includes all of the information required by the relevant provisions of this Agreement. In addition, Parent shall deliver to the Company such additions to or modifications of any Sections of the Parent Disclosure Schedule necessary to make the information set forth therein true, accurate and complete in all material respects as soon as practicable after such information is available to Parent or Acquisition after the date of execution and delivery of this Agreement; provided, however, that such disclosure shall not be deemed to constitute an exception to its representations and warranties under Article 3, nor limit the rights and remedies of the Company under this Agreement for any breach by Parent or Acquisition of such representation and warranties.

            Section 4.14. Access to Company Employees. The Company agrees to provide Parent with, and to cause each of its subsidiaries to provide Parent with, reasonable access to its employees during normal working hours following the date of this Agreement, to among other things, deliver offers of continued employment and to provide information to such employees about Parent. All communications by Parent with Company employees shall be conducted in a manner that does not disrupt or interfere with the Company's efficient and orderly operation of its business.

            Section 4.15. Company Compensation and Benefit Plans. The Company agrees to take all reasonable actions, subject to Applicable Law, necessary to amend, merge, freeze or terminate all compensation and benefit plans, effective at the Closing Date, as requested in writing by Parent.

            Section 4.16. Convertible Subordinated Notes. Parent, Acquisition and the Company shall take all necessary actions to ensure that the Surviving Corporation shall (i) assume the due and punctual payment of the principal of, premium, if any, and interest (including liquidated damages, if any) on all the Subordinated Notes and the performance or observance of every covenant of the Indenture and in the Subordinated Notes on the part of the Company to be performed or observed, and (ii) have provided for the applicable conversion rights set forth in Section 12.11 of the Indenture and the repurchase rights set forth in Article XIV of the Indenture. The Company shall take no actions that would result in an event of default under the Indenture.

            Section 4.17. Takeover Statutes. If any Takeover Statute or any similar statute, law, rule or regulation in any State of the United States (including under the DGCL or any other law of the State of Delaware) is or may become applicable to the Merger or any of the other transactions contemplated by this Agreement or the Stock Option Agreement, the Company and the Company Board shall promptly grant such approvals and use all reasonable efforts to take such lawful actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement or the Stock Option Agreement, as the case may be, or by the Merger and use all reasonable efforts to otherwise take such lawful actions to eliminate or minimize the effects of such statute, law, rule or regulation, on such transactions.

            Section 4.18. Company Rights Agreement. The Company shall not (a) redeem any of the Company Rights issued pursuant to the Company Rights Agreement nor will the Company take any action to amend the Company Rights Agreement or take any action to cause the Company Rights to become exercisable in connection with the Merger, cause Parent or Acquisition to become an "Acquiring Person" (as defined in the Company Rights Agreement), or cause there to occur a "Flip In Event" (or any other "Triggering Event") or a "Distribution Date" (each as defined in the Company Rights Agreement) as a result of the Merger, or (b) take any action to amend the Company Rights Agreement or take any other action to prevent the Company Rights from becoming exercisable in connection with any Company Acquisition or to facilitate the acquisition of Shares by any Person other than Parent or Acquisition, to prevent any person other than Parent or Acquisition from becoming an "Acquiring Person" in connection with a Company Acquisition, or to prevent a "Flip In Event" (or any other "Triggering Event") or a "Distribution Date" from occurring in connection with any Company Acquisition unless in each case, this Agreement is first terminated in accordance with Section 6.1 of this Agreement and the Company pays all amounts due to Parent pursuant to Section 6.3.

            Section 4.19. Form S-8. Parent agrees to file a registration statement on Form S-8 for the shares of Parent Common Stock issuable with respect to assumed Company Stock Options as soon as is reasonably practicable after the Effective Time, and in any event within ten (10) days after the Effective Time, and shall use its best efforts to maintain the effectiveness of such registration statement thereafter for so long as any of such options or other rights remain outstanding.

            Section 4.20. Employee Matters.

        (a) After the Closing Date, Parent will use all reasonable efforts to give each employee of Parent domiciled in the United States, who immediately prior to the Closing Date was on the payroll of the Company (each such employee, a "Continuing Employee"), full credit for services performed for the Company prior to the Closing Date, for purposes of eligibility, vesting, benefit accrual and determination of the level of benefits under Parent benefit plans and employee arrangements under which such Continuing Employee is entitled to participate ("Parent Employee Plans") (with the exception of Parent's Vision Plan and any defined benefit plan maintained by Parent), if and to the extent permitted by such Parent Employee Plans. Pursuant to the terms of Parent's 401(k) plan (the "Parent 401(k) Plan"), any matching contributions made by Parent under the Parent 401(k) Plan for any Continuing Employee shall be calculated based only with respect to such Continuing Employee's contributions to the Parent 401(k) Plan after the Effective Time and not with respect to contributions made by the Continuing Employee to the Company's 401(k) plan prior to the Effective Time. No Continuing Employee nor any dependent of such Continuing Employee who is covered by the Company's group health plan prior to the Closing Date will experience a gap in medical coverage as a result of the transaction contemplated by this Agreement, provided such Continuing Employee or dependent of such Continuing Employee complies with all terms and procedures necessary to ensure continued coverage.

            (b) Parent will use reasonable efforts to the extent permitted by any Parent "welfare benefit plan" (as defined in Section 3(1) of ERISA) ("Parent Welfare Plan") to (i) waive all limitations as to pre-existing condition exclusions and waiting periods with respect to participation and coverage requirements applicable to Continuing Employees under any Parent Welfare Plan in which such Continuing Employees are eligible to participate after the Closing Date, and (ii) provide each Continuing Employee with credit for the remaining short plan year for any co-payments and deductibles paid under each comparable welfare benefit plan maintained by the Company prior to the Closing Date in satisfying any applicable deductible or co-payment requirements under any of Parent Welfare Plan that such Continuing Employees are eligible to participate in after the Closing Date.

            Section 4.21. Employee Stock Purchase Plan. The Company shall take all actions necessary, including the satisfaction of any notice requirements, to provide that each outstanding and valid option or right to purchase shares of Company Common Stock (the "Stock Purchase Rights") granted or provided under the Company's 1995 Employee Stock Purchase Plan (the "Stock Purchase Plan") shall be exercised immediately before the Closing Date and the Stock Purchase Plan shall be terminated effective immediately thereafter. The Company represents and warrants that the Stock Purchase Plan provides that the Company can take the actions contemplated in this Agreement, including those contemplated in this
Section 4.21, without obtaining the consent of any holders of Stock Purchase Rights or Company Common Stock and without resulting in the acceleration of the exercisability provisions in effect with respect to such Stock Purchase Rights.

            Section 4.22. Parent Capital Stock. Except as contemplated by this Agreement, during the period from the date hereof to the Effective Time, Parent will not declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, make any other actual, constructive or deemed distribution in respect of its capital stock or otherwise make any payments to stockholders in their capacity as such, or redeem or otherwise acquire any of its securities except as may be required under any Parent Options or pursuant to any agreements with former employees, directors or consultants providing for the repurchase of unvested stock.

                                    ARTICLE 5

                    CONDITIONS TO CONSUMMATION OF THE MERGER

            Section 5.1. Conditions to Each Party's Obligations to Effect the Merger. The respective obligations of each party hereto to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions:

            (a) this Agreement shall have been approved and adopted by the requisite vote of the stockholders of the Company;

            (b) no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or enforced by any United States federal or state or foreign court or United States federal or state or foreign Governmental Entity that prohibits, restrains, enjoins or restricts the consummation of the Merger;

            (c) any waiting period applicable to the Merger under the HSR Act and any foreign antitrust or similar laws shall have terminated or expired;

            (d) any other governmental or regulatory notices, approvals or other requirements necessary to consummate the transactions contemplated hereby and to operate the Company's business after the Effective Time in all material respects as it is presently conducted, shall have been given, obtained or complied with, as applicable;

            (e) the S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order, and Parent shall have received all state securities laws or "blue sky" permits and authorizations necessary to issue shares of Parent Common Stock in exchange for Shares in the Merger; and

            (f) the Company shall have received from Arthur Andersen LLP, and Parent shall have received from Ernst & Young LLP, independent accountants for the Company and Parent, respectively, a copy of a letter addressed to the Company and Parent, respectively, each dated the Closing Date, in substance reasonably satisfactory to Parent and the Company (and which may contain customary qualifications and assumptions), to the effect that such independent accountants concur with the Company's and Parent's management's' conclusions that no conditions exist related to the Company or Parent, respectively, that would preclude Parent from accounting for the Merger as a "pooling of interests"; provided, however, that this condition shall be deemed waived by any party if any action taken by, or omitted to be taken by, such party or any of its employees or affiliates after the date hereof shall have been the proximate cause of the inability of Parent to account for the Merger as a "pooling of interests."

            Section 5.2. Conditions to the Obligations of the Company. The obligation of the Company to effect the Merger is subject to the satisfaction at or prior to the Effective Time of the following conditions:

            (a) the representations and warranties of Parent and Acquisition contained in this Agreement (other than those contained in Section 3.10) shall be true and correct as of the date hereof (except to the extent that the aggregate of all breaches thereof would not have a Material Adverse Effect on Parent) and as of the Effective Time with the same effect as if made at and as of the Effective Time (except to the extent such representations specifically relate to an earlier date, in which case such representations shall be true and correct as of such earlier date, and in any event, subject to the foregoing Material Adverse Effect qualification) and the representations and warranties of Parent and Acquisition contained in Section 3.10 shall be true and correct in all respects at and as of the Effective Time, and, at the Closing, Parent and Acquisition shall have delivered to the Company a certificate to that effect, executed by two (2) executive officers of Parent and Acquisition;

            (b) each of the covenants and obligations of Parent and Acquisition to be performed at or before the Effective Time pursuant to the terms of this Agreement shall have been duly performed in all material respects at or before the Effective Time, and, at the Closing, Parent and Acquisition shall have delivered to the Company a certificate to that effect, executed by two (2) executive officers of Parent and Acquisition; provided, however, that in connection with the compliance by Parent or Acquisition with any Applicable Law (including the HSR Act) or obtaining the consent or approval of any Governmental Entity whose consent or approval may be required to consummate the transactions contemplated by this Agreement, Parent shall not be (i) required, or be construed to be required, to sell or divest any material assets or business or to restrict in any material respect any business operations in order to obtain the consent or successful termination of any review of any such Governmental Entity regarding the transactions contemplated hereby or (ii) prohibited from owning, and no material limitation shall be imposed on Parent's ownership of, any material portion of the Company's business or assets;

            (c) the shares of Parent Common Stock issuable to the Company's stockholders pursuant to this Agreement and such other shares required to be reserved for issuance in connection with the Merger shall have been approved for quotation on the Nasdaq National Market, upon official notice of issuance;

            (d) the Company shall have received the opinion of tax counsel to the Company or tax counsel to Parent to the effect that (i) the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and (ii) each of Parent, Acquisition and the Company will be a party to the reorganization within the meaning of Section 368(b) of the Code, which opinion may rely on the representations set forth in Exhibits B-1 and B-2 and such other representations as such counsel reasonably deems appropriate and such opinion shall not have been withdrawn or modified in any material respect; and

            (e) there shall have been no events, changes or effects, individually or in the aggregate, with respect to Parent or its subsidiaries having, or that would reasonably be expected to have, a Material Adverse Effect on Parent.

            Section 5.3. Conditions to the Obligations of Parent and Acquisition. The respective obligations of Parent and Acquisition to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions:

            (a) the representations and warranties of the Company contained in this Agreement (other than those contained in Section 2.27) shall be true and correct as of the date hereof (except to the extent that the aggregate of all breaches thereof would not have a Material Adverse Effect on the Company) and as of the Effective Time with the same effect as if made at and as of the Effective Time (except to the extent such representations specifically relate to an earlier date, in which case such representations shall be true and correct as of such earlier date, and in any event, subject to the foregoing Material Adverse Effect qualification) and the representations and warranties of the Company contained in Section 2.27 shall be true and correct in all respects at and as of the Effective Time, and, at the Closing, the Company shall have delivered to Parent and Acquisition a certificate to that effect, executed by two (2) executive officers of the Company;

            (b) each of the covenants and obligations of the Company to be performed at or before the Effective Time pursuant to the terms of this Agreement shall have been duly performed in all material respects at or before the Effective Time and, at the Closing, the Company shall have delivered to Parent and Acquisition a certificate to that effect, executed by two (2) executive officers of the Company;

            (c) Parent shall have received from each Affiliate of the Company referred to in Sections 2.21 and 4.13(a) an executed copy of the letter attached hereto as Exhibit A-1;

            (d) there shall have been no events, changes or effects, individually or in the aggregate, with respect to the Company or its subsidiaries having, or that would reasonably be expected to have, a Material Adverse Effect on the Company;

            (e) the shares of Parent Common Stock issuable to the Company's stockholders pursuant to this Agreement and such other shares required to be reserved for issuance in connection with the Merger shall have been approved for quotation on the Nasdaq National Market, upon official notice of issuance;

            (f) Parent shall have received the opinion of tax counsel to Parent or tax counsel to the Company to the effect that (i) the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of
Section 368(a) of the Code and (ii) each of Parent, Acquisition and the Company will be a party to the reorganization within the meaning of Section 368(b) of the Code, which opinion may rely on the representations set forth in Exhibits B-1 and B-2 and such other representations as such counsel reasonably deems appropriate, and such opinion shall not have been withdrawn or modified in any material respect; and

            (g) the Opinion of the Company Financial Advisor shall not have been withdrawn, revoked or amended.

                                    ARTICLE 6

                         TERMINATION; AMENDMENT; WAIVER

            Section 6.1. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time whether before or after approval and adoption of this Agreement by the Company's stockholders:

            (a) by mutual written consent of Parent, Acquisition and the Company;

            (b) by Parent and Acquisition or the Company if (i) any court of competent jurisdiction in the United States or other United States federal or state Governmental Entity shall have issued a final order, decree or ruling, or taken any other final action, restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action is or shall have become nonappealable or (ii) the Merger has not been consummated by March 31, 2000 (the "Final Date"); provided that no party may terminate this Agreement pursuant to this clause (ii) if such party's failure to fulfill any of its obligations under this Agreement shall have been a principal reason that the Effective Time shall not have occurred on or before said date;

            (c) by the Company if (i) there shall have been a breach of any representations or warranties on the part of Parent or Acquisition set forth in this Agreement or if any representations or warranties of Parent or Acquisition shall have become untrue, such that the conditions set forth in Section 5.2(a) would be incapable of being satisfied by the Final Date, provided that the Company has not breached any of its obligations hereunder in any material respect; (ii) there shall have been a breach by Parent or Acquisition of any of their respective covenants or agreements hereunder having, in the aggregate, a Material Adverse Effect on Parent (or, in the case of Sections 4.2 and 4.8, any material breach thereof) or materially adversely affecting (or materially delaying) the ability of Parent, Acquisition or the Company to consummate the Merger, and Parent or Acquisition, as the case may be, has not cured such breach within thirty (30) business days after notice by the Company thereof, provided that the Company has not breached any of its obligations hereunder in any material respect; (iii) the Company shall have convened a meeting of its stockholders to vote upon the Merger in accordance with this Agreement and shall have failed to obtain the requisite vote of its stockholders at such meeting (including any adjournments thereof); or (iv) the Company Board has received a Superior Proposal, has complied with the provisions of Section 4.3(b), and has made the payment called for by Section 6.3(a); or

            (d) by Parent and Acquisition if (i) there shall have been a breach of any representations or warranties on the part of the Company set forth in this Agreement or if any representations or warranties of the Company shall have become untrue, such that the conditions set forth in Section 5.3(a) would be incapable of being satisfied by the Final Date, provided that neither Parent nor Acquisition has breached any of their respective obligations hereunder in any material respect; (ii) there shall have been a breach by the Company of one or more of its covenants or agreements hereunder having, in the aggregate, a Material Adverse Effect on the Company (or, in the case of Sections 4.2, 4.3,
4.5 or 4.8, any material breach thereof) or materially adversely affecting (or materially delaying) the ability of Parent, Acquisition or the Company to consummate the Merger, and the Company has not cured such breach within thirty
(30) business days after notice by Parent or Acquisition thereof, provided that neither Parent nor Acquisition has breached any of their respective obligations hereunder in any material respect; (iii) the Company Board shall have recommended to the Company's stockholders a Superior Proposal; (iv) the Company Board shall have withdrawn or adversely modified its approval or recommendation of this Agreement or the Merger; or (v) the

Company shall have convened a meeting of its stockholders to vote upon the Merger and shall have failed to obtain the requisite vote of its stockholders at such meeting (including any adjournments thereof).

            Section 6.2. Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 6.1, this Agreement shall forthwith become void and have no effect without any liability on the part of any party hereto or its affiliates, directors, officers or stockholders other than the provisions of this Section 6.2 and Sections 4.7(c) and 6.3 and the provisions of all of Article 7 (other than Section 7.8, in which case the only clauses that shall survive shall be the clauses in such section that contain defined terms that are referenced in the foregoing surviving sections). Nothing contained in this Section 6.2 shall relieve any party from liability for any fraudulent misconduct or willful breach of this Agreement prior to such termination.

            Section 6.3. Fees and Expenses.

            (a) In the event that this Agreement shall be terminated pursuant to:

                (i) Section 6.1(c)(iv) or 6.1(d)(iii) or (iv);

                (ii) Section 6.1(d)(ii) and either (I) prior to the termination of this Agreement a proposal for a Company Acquisition has been publicly announced, or (II) within six (6) months after termination of this Agreement the Company enters into an agreement with respect to a Company Acquisition or a Company Acquisition occurs involving any Third Party (or any affiliate thereof); or

                (iii) Section 6.1(c)(iii) or 6.1(d)(v) if (I) prior to the vote of the Company's stockholders at the stockholders' meeting referred to in either such clause a proposal for a Company Acquisition has been publicly announced, and (II) within twelve (12) months following the stockholders' meeting referred to in either such clause, the Company enters into an agreement with respect to a Company Acquisition or a Company Acquisition occurs involving any Third Party (or an affiliate thereof);

Parent and Acquisition would suffer direct and substantial damages, which damages cannot be determined with reasonable certainty. To compensate Parent and Acquisition for such damages, the Company shall pay to Parent the amount of Twelve Million Dollars ($12,000,000) immediately upon the occurrence of the event described in this Section 6.3(a) giving rise to such damages.

            (b) Upon the termination of this Agreement pursuant to Section 6.1(c)(iv), or Section 6.1(d)(i), (ii), (iii) or (iv), in addition to any other remedies that Parent, Acquisition or their affiliates may have as a result of such termination (including pursuant to Section 6.3(a)), the Company shall pay to Parent the amount of Two Million Dollars ($2,000,000) as reimbursement for the costs, fees and expenses incurred by any of them or on their behalf in connection with this Agreement, the Merger and the consummation of all transactions contemplated by this Agreement (including fees payable to investment bankers, counsel to any of the foregoing and accountants).

            (c) Upon the termination of this Agreement pursuant to Section 6.1(c)(i) or (ii), in addition to any other remedies that the Company or its affiliates may have as a result of such termination, Parent shall pay to the Company the amount of Two Million Dollars ($2,000,000) as reimbursement for the costs, fees and expenses incurred by any of them or on their behalf in connection with this Agreement, the Merger and the consummation of all transactions contemplated by this Agreement (including fees payable to investment bankers, counsel to any of the foregoing and accountants).

            (d) Except as specifically provided in this Section 6.3, each party shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby.

            (e) Each of the Company, Parent and Acquisition acknowledge that the agreements contained in this Article 6 (including this Section 6.3) are an integral part of the transactions contemplated by this Agreement and that, without these agreements, Company, Parent and Acquisition would not enter into this Agreement. Accordingly, if the Company, or Parent and Acquisition, fails promptly to pay the amounts required pursuant to Section 6.3 when due (including circumstances where, in order to obtain such payment the party owed such payment commences a suit that results in a final nonappealable judgment for such amounts against the party that failed to make such payment), the party that failed to make such payment shall pay to the party owed such payment (i) its costs and expenses (including attorneys' fees) in connection with such suit and (ii) interest on the amount that was determined to be due and payable hereunder at the rate announced by Chase Manhattan Bank as its "reference rate" in effect on the date such payment was required to be made from the date such payment first became due until paid.

            Section 6.4. Amendment. This Agreement may be amended by action taken by the Company, Parent and Acquisition at any time before or after approval of the Merger by the stockholders of the Company but after any such approval no amendment shall be made that requires the approval of such stockholders under Applicable Law without such approval. This Agreement (including, subject to Section 4.13, the Company Disclosure Schedule and the Parent Disclosure Schedule) may be amended only by an instrument in writing signed on behalf of the parties hereto.

            Section 6.5. Extension; Waiver. At any time prior to the Effective Time, each party hereto may (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document certificate or writing delivered pursuant hereto or (iii) waive compliance by the other party with any of the agreements or conditions contained herein. Any agreement on the part of any party hereto to any such extension or waiver shall be valid only if set forth in an instrument, in writing, signed on behalf of such party. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

                                    ARTICLE 7

                                  MISCELLANEOUS

            Section 7.1. Nonsurvival of Representations and Warranties. The representations and warranties made herein shall not survive beyond the Effective Time or a termination of this Agreement. This Section 7.1 shall not limit any covenant or agreement of the parties hereto that by its terms requires performance after the Effective Time.

            Section 7.2. Entire Agreement; Assignment. This Agreement (including the Company Disclosure Schedule and the Parent Disclosure Schedule) (a) constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior and contemporaneous agreements and understandings both written and oral between the parties with respect to the subject matter hereof and (b) shall not be assigned by operation of law or otherwise; provided, however, that Acquisition may assign any or all of its rights and obligations under this Agreement to any direct or indirect wholly owned subsidiary of Parent, but no such assignment shall relieve Acquisition of its obligations hereunder if such assignee does not perform such obligations.

            Section 7.3. Validity. If any provision of this Agreement or the application thereof to any person or circumstance is held invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby and to such end the provisions of this Agreement are agreed to be severable.

            Section 7.4. Notices. All notices and other communications pursuant to this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the addresses set forth below or to such other address as the party to whom notice is to be given may have furnished to the other parties hereto in writing in accordance herewith. Any such notice or communication shall be deemed to have been delivered and received (A) in the case of personal delivery, on the date of such delivery, (B) in the case of telecopier, on the date sent if confirmation of receipt is received and such notice is also promptly mailed by registered or certified mail (return receipt requested), (C) in the case of a nationally-recognized overnight courier in circumstances under which such courier guarantees next business day delivery, on the next business day after the date when sent and (D) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted:

               if to Parent or Acquisition: PeopleSoft, Inc.
                                            4460 Hacienda Drive
                                            Pleasanton, CA  94588
                                            Telecopier:  (925) 694-5152
                                            Attention:  General Counsel

                                            and

                                            PeopleSoft, Inc.
                                            4460 Hacienda Drive
                                            Pleasanton, CA  94588
                                            Telecopier:  (925) 694-5152
                                            Attention:  Chief Financial Officer

               with a copy to:              Gibson, Dunn & Crutcher LLP
                                            One Montgomery Street
                                            Telesis Tower
                                            San Francisco, California 94104
                                            Telecopier:  (415) 364-8427
                                            Attention:  Kenneth R. Lamb

               if to the Company to:        The Vantive Corporation
                                            2525 Augustine Drive
                                            Santa Clara, CA  95054
                                            Telecopier:  (408) 367-4126
                                            Attention:  General Counsel

               with a copy to:              Gray Cary Ware & Freidenrich LLP
                                            400 Hamilton Avenue
                                            Palo Alto, California 94301
                                            Telecopier:  (650) 327-3699
                                            Attention:  Gregory M. Gallo

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

            Section 7.5. Governing Law and Venue; Waiver of Jury Trial.

            (a) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF CALIFORNIA WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of California and the Federal courts of the United States of America located in the State of California solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a California State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 7.4 or in such other manner as may be permitted by Applicable Law, shall be valid and sufficient service thereof.

            (b) The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of California or in California state court, this being in addition to any other remedy to which they are entitled at law or in equity.

            (c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.5.

            Section 7.6. Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

            Section 7.7. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns and, except as expressly provided herein, nothing in this Agreement is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement nor shall any such person be entitled to assert any claim hereunder. In no event shall this Agreement constitute a third party beneficiary contract.

            Section 7.8. Certain Definitions. For the purposes of this Agreement the term:

            (a) "affiliate" means (except as otherwise provided in Sections 2.25 and 4.12) a person that, directly or indirectly, through one or more intermediaries controls, is controlled by or is under common control with the first-mentioned person;

            (b) "Applicable Law" means, with respect to any person, any domestic or foreign, federal, state or local statute, law, ordinance, rule, regulation, order, writ, injunction, judgment, decree or other requirement of any Governmental Entity existing as of the date hereof or as of the Effective Time applicable to such Person or any of its respective properties, assets, officers, directors, employees, consultants or agents.

            (c) "business day" means any day other than a day on which the Nasdaq National Market is closed;

            (d) "capital stock" means common stock, preferred stock, partnership interests, limited liability company interests or other ownership interests entitling the holder thereof to vote with respect to matters involving the issuer thereof;

            (e) "Company Acquisition" means the occurrence of any of the following events: (i) the acquisition by a Third Party of twenty-five percent (25%) or more of the assets of the Company and its subsidiaries taken as a whole; (ii) the acquisition by a Third Party of twenty-five percent (25%) or more of the outstanding Shares, or any securities convertible into or exchangeable for Shares that would constitute twenty-five percent (25%) or more of the outstanding Shares upon such conversion or exchange, or any combination of the foregoing; or (iii) the acquisition by the Company of the assets or stock of a Third Party if, as a result of which the outstanding shares of the Company immediately prior thereto are increased by thirty-three and one-third percent (33 1/3%) or more, or (iv) the merger, consolidation or business combination of the Company with or into a Third Party, where, following such merger, consolidation or business combination, the stockholders of the Company prior to such transaction do not hold, immediately after such transaction, securities of the surviving entity constituting more than seventy-five percent (75%) of the total voting power of the surviving entity.

            (f) "knowledge" or "known" means, with respect to any matter in question, the actual knowledge of such matter of (i) with respect to the Company, those persons listed on Section 7.8(f)(i) of the Company Disclosure Schedule and (ii) with respect to Parent, those persons listed on Section 7.8(f)(ii) of the Parent Disclosure Schedule. Any such individual will be deemed to have knowledge of a particular fact, circumstance, event or other matter if
(1) such individual has actual knowledge of such fact, circumstance, event or other matter, (2) such fact, circumstance, event or other matter is reflected in one or more documents (whether written or electronic, including e-mails sent to or by such individual) in, or that have been in, such individual's possession, including personal files of such person, or (3) such fact, circumstance, event or other matter is reflected in one or more documents (whether written or electronic) contained in books and records of the Company (in the case of knowledge of the Company) or Parent (in the case of knowledge of Parent) that would reasonably be expected to be reviewed by a person who has the duties and responsibilities of such individual in the customary performance of such duties and responsibilities.

            (g) "include" or "including" means "include, without limitation" or "including, without limitation," as the case may be, and the language following "include" or "including" shall not be deemed to set forth an exhaustive list.

            (h) "Lien" means, with respect to any asset (including any security), any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset; provided, however, that the term "Lien" shall not include (i) statutory liens for Taxes that are not yet due and payable or are being contested in good faith by appropriate proceedings and are disclosed in Section 2.14 of the Company Disclosure Schedule or that are otherwise not material, (ii) statutory or common law liens to secure obligations to landlords, lessors or renters under leases or rental agreements confined to the premises rented, (iii) deposits or pledges made in connection with, or to secure payment of, workers' compensation, unemployment insurance, old age pension or other social security programs mandated under Applicable Laws, (iv) statutory or common law liens in favor of carriers, warehousemen, mechanics and materialmen, to secure claims for labor, materials or supplies and other like liens, and (v) restrictions on transfer of securities imposed by applicable state and federal securities laws.

            (i) "Material Adverse Effect on the Company" means any circumstance, change in, or effect on the Company and its subsidiaries, taken as a whole, that is, or is reasonably likely in the future to be, materially adverse to the financial condition, earnings, results of operations, or the business or operations (financial or otherwise), of the Company and its subsidiaries, taken as a whole, provided that none of the following shall be deemed, either alone or in combination, to constitute a Material Adverse Effect on the Company: (i) a change in the market price or trading volume of the Company Common Stock, (ii) a failure by the Company to meet the revenue or earnings predictions of equity analysts as reflected in the First Call consensus estimate, or any other revenue or earnings predictions or expectations, for any period ending (or for which earnings are released) on or after the date of this Agreement and prior to the Effective Date, provided further that this Section 7.8(i)(ii) shall not exclude any underlying change, effect, event, occurrence, state of facts or developments that resulted in such failure to meet such estimates, predictions or expectations, (iii) general industry or economic conditions affecting the U.S. or world economy as a whole, (iv) conditions affecting the computer software application industry, so long as such conditions do not affect the Company in a disproportionate manner as compared to companies of a similar size, (v) any disruption of customer, supplier or employee relationships resulting primarily from the announcement of this Agreement or the consummation of the Merger, to the extent so attributable, or (vi) any litigation brought or threatened by stockholders of the Company against any member of the Company Board or any officer of the Company in respect of the announcement of this Agreement or the consummation of the Merger.

            (j) "Material Adverse Effect on Parent" means any circumstance, change in, or effect on Parent and its subsidiaries, taken as a whole, that is, or is reasonably likely in the future to be, materially adverse to the financial condition, earnings, results of operations, or the business or operations (financial or otherwise), of Parent and its subsidiaries, taken as a whole, provided that none of the following shall be deemed, either alone or in combination, to constitute a Material Adverse Effect on the Parent: (i) a change in the market price or trading volume of the Parent Common Stock, (ii) a failure by the Parent to meet the revenue or earnings predictions of equity analysts as reflected in the First Call consensus estimate, or any other revenue or earnings predictions or expectations, for any period ending (or for which earnings are released) on or after the date of this Agreement and prior to the Effective Date, provided further that this Section 7.8(j)(ii) shall not exclude any underlying change, effect, event, occurrence, state of facts or developments that resulted in such failure to meet such estimates, predictions or expectations, (iii) general industry or economic conditions affecting the U.S. or world economy as a whole, (iv) conditions affecting the computer software application industry, so long as such conditions do not affect the Parent in a disproportionate manner as compared to companies of a similar size, (v) any disruption of customer, supplier or employee relationships resulting primarily from the announcement of this Agreement or the consummation of the Merger, to the extent so attributable, or (vi) any litigation brought or threatened by stockholders of Parent against any member of Parent Board or any officer of Parent in respect of the announcement of this Agreement or the consummation of the Merger.

            (k) "person" means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization or other legal entity including any Governmental Entity;

            (l) "Stock Option Agreement" means that certain Stock Option Agreement of even date herewith between the Company and Parent; and

            (m) "subsidiary" or "subsidiaries" of the Company, Parent, the Surviving Corporation or any other person means any corporation, partnership, limited liability company, association, trust, unincorporated association or other legal entity of which the Company, Parent, the Surviving Corporation or any such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, 50% or more of the capital stock the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

            Section 7.9. Personal Liability. This Agreement shall not create or be deemed to create or permit any personal liability or obligation on the part of any direct or indirect stockholder of the Company or Parent or Acquisition or any officer, director, employee, agent, representative or investor of any party hereto.

            Section 7.10. Specific Performance. The parties hereby acknowledge and agree that the failure of any party to perform its agreements and covenants hereunder, including its failure to take all actions as are necessary on its part to the consummation of the Merger, will cause irreparable injury to the other parties, for which damages, even if available, will not be an adequate remedy. Accordingly, each party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of such party's obligations and to the granting by any court of the remedy of specific performance of its obligations hereunder; provided, however, that if a party hereto receives all payments and reimbursements of expenses to which it is entitled pursuant to Section 6.3(a), (b) or (c) it shall not be entitled to specific performance to compel the consummation of the Merger.

            Section 7.11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

                (Remainder of page intentionally left blank)

               IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

                                 PEOPLESOFT, INC.

                                 By:    /s/ Craig Conway
                                        ----------------------------------------
                                 Name:  Craig Conway
                                 Title:   President and Chief Executive Officer
                                 Date:   October 11, 1999

                                 THE VANTIVE CORPORATION

                                 By:    /s/ Thomas L. Thomas
                                        ----------------------------------------
                                 Name:  Thomas L. Thomas
                                 Title:   Chief Executive Officer
                                 Date:   October 11, 1999

                                 VICKERS ACQUISITION, INC.

                                 By:    /s/ Stephen F. Hill
                                        ----------------------------------------
                                 Name:  Stephen F. Hill
                                 Title:   President
                                 Date:   October 11, 1999

 [SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER BY AND AMONG PEOPLESOFT, INC.,
             THE VANTIVE CORPORATION AND VICKERS ACQUISITION, INC.]

--------------------------------------------------------------------------------

                                   EXHIBITS TO

                          AGREEMENT AND PLAN OF MERGER

                          DATED AS OF OCTOBER 11, 1999

                                  BY AND AMONG

                                PEOPLESOFT, INC.,

                             THE VANTIVE CORPORATION

                                       AND

                            VICKERS ACQUISITION, INC.

--------------------------------------------------------------------------------

                                   EXHIBIT A-1

                   Form of Affiliate Letter Agreement-Company

                                                            ___________ __, 1999

PeopleSoft, Inc.
4460 Hacienda Drive
Pleasanton, CA  94588

Dear Sirs:

            Reference is made to the provisions of the Agreement and Plan of Merger, dated as of October 11, 1999 (together with any amendments thereto, the "Merger Agreement"), among The Vantive Corporation, a Delaware corporation (the "Company"), PeopleSoft, Inc., a Delaware corporation ("Parent"), and Vickers Acquisition, Inc., Delaware corporation and a wholly owned subsidiary of Parent ("Acquisition"), pursuant to which Acquisition will be merged with and into the Company, with the Company continuing as the surviving corporation (the "Merger"). This letter constitutes the undertakings of the undersigned contemplated by the Merger Agreement.

            I understand that I may be deemed to be an "affiliate" of the Company, as such term is defined for purposes of Rule 145 ("Rule 145") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and that the transferability of the shares of common stock, par value $.01 per share, of Parent (including the associated stock purchase rights, the "Parent Common Stock") that I will receive upon the consummation of the Merger in exchange for my shares of common stock, par value $.001 per share, of the Company (including the associated stock purchase rights, the "Company Common Stock") or upon exercise of certain options I hold to purchase Shares (as defined in the Merger Agreement), is restricted. Nothing herein shall be construed as an admission that I am an affiliate of the Company.

            I hereby represent, warrant and covenant to Parent that:

                (a) I will not transfer, sell or otherwise dispose of any shares of Parent Common Stock, except (i) pursuant to an effective registration statement under the Securities Act or (ii) as permitted by, and in accordance with, Rule 145, if applicable, or another applicable exemption under the Securities Act; and

                (b) I will not (i) transfer, sell, pledge or otherwise dispose of any shares of Company Common Stock prior to the Effective Time (as defined in the Merger Agreement) or (ii) without Parent's and the Company's permission, transfer, sell, pledge or otherwise reduce my risk (within the meaning of the Securities and Exchange Commission's Financial Reporting Release No. L, "Codification of Financial Reporting Policies," Section 201.01 [47 F.R. 210281] (May 17, 1982)) with respect to any shares of Parent Common Stock until after such time (the "Delivery Time") as financial results reflecting at least 30 days of

                                     A(1)-1
post-Merger combined operations of Parent and the Company have been published by Parent, except as permitted by Staff Accounting Bulletin No. 76 issued by the Securities and Exchange Commission; and

                (c) I have not taken and will not take or agree to take any action that would prevent the Merger from qualifying, or being accounted for under generally accepted accounting principles, as a pooling-of-interests.

            I hereby acknowledge that, except as otherwise provided in the Merger Agreement, Parent is under no obligation to register the sale, transfer, pledge or other disposition of the shares of Parent Common or to take any other action necessary for the purpose of making an exemption from registration available except that Parent agrees to use its reasonable commercial efforts, for a period of two years from the date of the closing of the Merger, to file with the Securities and Exchange Commission in a timely manner all reports and other documents required of Parent under the Securities Act and the Securities Exchange Act of 1934, as amended.

            I understand that Parent will issue stop transfer instructions to its transfer agent with respect to the shares of Parent Common Stock and that a restrictive legend will be placed on the certificates delivered to me evidencing the shares of Parent Common Stock in substantially the following form:

            "This certificate and the shares represented hereby have been issued pursuant to a transaction governed by Rule 145 ("Rule 145") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and may not be sold or otherwise disposed of unless registered under the Securities Act pursuant to a Registration Statement in effect at the time or unless the proposed sale or other disposition can be made in compliance with Rule 145 or without registration in reliance on another exemption therefrom. Reference is made to that certain letter agreement dated _________, 1999 between the Holder and the Issuer, a copy of which is on file in the principal office of the Issuer that contains further restrictions on the transferability of this certificate and the shares represented hereby."

            Parent agrees to cause this legend to be removed from the certificates delivered to me evidencing the shares of Parent Common Stock promptly after the restrictions on transferability of the shares of Parent Common Stock are no longer applicable and after I have surrendered such certificates to the transfer agent with a request for such removal.

            The term "Parent Common Stock" as used in this letter shall mean and include not only the common stock of Parent as presently constituted, but also any other stock that may be issued in exchange for, in lieu of, or in addition to, all or any part of such Parent Common Stock.

                                     A(1)-2

            I hereby acknowledge that the receipt of this letter by Parent is an inducement and a condition to Parent's obligation to consummate the Merger under the Merger Agreement, and I understand the requirements of this letter and the limitations imposed upon the transfer, sale, pledge or other disposition of shares of Company Common Stock and Parent Common Stock.

                                                          Very truly yours,

                                                       -----------------------


ACKNOWLEDGED AND ACCEPTED:

PEOPLESOFT, INC.

By:
   ------------------------------
Name:
     ----------------------------
Title:
      ---------------------------

                                     A(1)-3

                                   EXHIBIT A-2

                    Form of Affiliate Letter Agreement-Parent

                                                      _________________ __, 1999

PeopleSoft, Inc.
4460 Hacienda Drive
Pleasanton, CA  94588

Dear Sirs:

            Reference is made to the provisions of the Agreement and Plan of Merger, dated as of October 11, 1999 (together with any amendments thereto, the "Merger Agreement"), among The Vantive Corporation, Delaware corporation (the "Company"), PeopleSoft, Inc., a Delaware corporation ("Parent"), and Vickers Acquisition Corporation, Delaware corporation and a wholly owned subsidiary of Parent ("Acquisition"), pursuant to which Acquisition will be merged with and into the Company, with the Company continuing as the surviving corporation (the "Merger"). This letter constitutes the undertakings of the undersigned contemplated by the Merger Agreement.

            I hereby represent, warrant and covenant to Parent that:

                (a) Without Parent's permission, I will not transfer, sell, pledge or otherwise reduce my risk (within the meaning of the Securities and Exchange Commission's Financial Reporting Release No. L, "Codification of Financial Reporting Policies," Section 201.01 [47 F.R. 210281] (May 17, 1982)) with respect to any shares of common stock, par value $.01 per share, of Parent (including the associated stock purchase rights, the "Parent Common Stock") owned by me until after such time (the "Delivery Time") as financial results reflecting at least 30 days of post-merger combined operations of Parent and the Company have been published by Parent, except as permitted by Staff Accounting Bulletin No. 76 issued by the Securities and Exchange Commission; and

                (b) I have not taken and will not take or agree to take any action that would prevent the Merger from qualifying, or being accounted for under generally accepted accounting principles, as a pooling-of-interests.

            I further understand that Parent shall not be bound by any attempted transfer, sale, pledge or other disposition of any Parent Common Stock, and will issue stop transfer instructions to its transfer agent with respect to the shares of Parent Common Stock.

            The term "Parent Common Stock" as used in this letter shall mean and include not only the common stock of Parent as presently constituted, but also any other stock that may be issued in exchange for, in lieu of, or in addition to, all or any part of such Parent Common Stock.

            Nothing herein shall be construed as an admission that I am an affiliate of Parent.

                                     A(2)-1

            I hereby acknowledge that the receipt of this letter by Parent is an inducement and a condition to Parent's obligation to consummate the Merger under the Merger Agreement and that I understand the requirements of this letter and the limitations imposed upon the transfer, sale, pledge or other disposition of the shares of Parent Common Stock.

                                                       Very truly yours,

                                                 ----------------------------



ACKNOWLEDGED AND ACCEPTED:

PeopleSoft, Inc.

By:
    --------------------------------
Name:
     -------------------------------
Title:
      ------------------------------

                                     A(2)-2

                                   EXHIBIT B-1

         Form of Representations Relating to Tax Matters of the Company

            1. As of the Effective Time, the Company will hold at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by it immediately prior to the Merger. For the purpose of determining the percentage of the Company's net and gross assets held immediately prior to the Merger, the following assets will be treated as property immediately prior to the Merger:
(i) assets used by the Company to pay expenses or liabilities incurred in connection with the Merger and (ii) assets used by the Company to make distributions, redemptions or other payments in respect of stock of the Company (except for regular, normal distributions) or in respect of rights to acquire such stock (including payments treated as such for tax purposes) that are made in contemplation of the Merger or that are related thereto;

            2. Other than in the ordinary course of business or pursuant to its obligations under the Agreement, the Company has not disposed of any of its assets (including any distribution of assets with respect to, or in redemption of, stock) since January 1, 1999;

            3. The Company's principal reasons for participating in the Merger are bona fide business purposes unrelated to taxes;

            4. In the Merger, Shares representing "Control" of the Company will be exchanged solely for voting stock of Parent. For purposes of this paragraph, Shares exchanged in the Merger for cash and other property (including, without limitation, cash paid to stockholders of the Company in lieu of fractional shares of Parent Common Stock) will be treated as outstanding Shares on the date of the Merger but not exchanged for shares of Parent Common Stock. As used in these representations, "Control" shall consist of direct ownership of shares of stock possessing at least eighty percent (80%) of the total combined voting power of shares of all classes of stock entitled to vote and at least eighty percent (80%) of the total number of shares of all other classes of stock of the corporation. For purposes of determining Control, a person shall not be considered to own shares of voting stock if rights to vote such shares (or to restrict or otherwise control the voting of such shares) are held by a third party (including a voting trust) other than an agent of such person;

            5. The Company has no outstanding warrants, options, convertible securities or any other type of right to acquire capital stock of the Company (or any other equity interest in the Company) or to vote (or restrict or otherwise control the vote of) shares of the Company's capital stock that, if exercised, would affect Parent's acquisition and retention of Control of the Company;

                                     B(1)-1

            6. The payment of cash in lieu of fractional shares of Parent Common Stock is solely for the purpose of avoiding the expense and inconvenience to Parent of issuing fractional shares and does not represent separately bargained for consideration;

            7. The Company has no plan or intention to issue additional shares of capital stock after the Merger, or take any other action, that would result in Parent losing Control of the Company;

            8. The Company has no plan or intention to sell or otherwise dispose of any of its assets or of any of the assets acquired from Acquisition in the Merger except for dispositions made in the ordinary course of business and except for transfers of its assets or assets of Acquisition to a corporation controlled by the Company;

            9. The fair market value of the Company's assets will, at the Effective Time of the Merger, exceed the aggregate liabilities of the Company plus the amount of liabilities, if any, to which such assets are subject;

            10. The fair market value of the shares of Parent Common Stock received by each stockholder of the Company will be approximately equal to the fair market value of the Shares surrendered in exchange therefor and the aggregate consideration received by stockholders of the Company in exchange for their Shares will be approximately equal to the fair market value of all of the outstanding Shares immediately prior to the Merger;

            11. The Company is not an "investment company" within the meaning of
Section 368(a)(2)(F)(iii) and (iv) of the Code;

            12. The Company is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code;

            13. There is no plan or intention by the shareholders of the Company who own five percent (5%) or more of the Company stock, and to the best knowledge of the management of the Company, there is no plan or intention on the part of the remaining shareholders of the Company to sell, exchange, or otherwise dispose of a number of shares of Parent Common Stock received in the Merger that would reduce the Company shareholders' ownership of Parent Common Stock to a number of shares having a value, as of the date of the Merger, of less than fifty percent (50%) of the value of all of the formerly outstanding stock of the Company as of the same date. For purposes of the preceding sentence the only transactions that shall be taken into account are (i) future sales, exchanges or dispositions of Company stock to or with the Parent or a "related person" as to the Parent or (ii) future sales, exchanges or dispositions of Company stock for any consideration that in substance is furnished by the Parent. For purposes of this representation, any shares of the Company stock exchanged in the Merger for cash or other property or exchanged for cash in lieu of fractional shares of the Parent Common Stock will be treated as outstanding stock on the date of the Merger. For purposes of the foregoing, two corporations are "related persons" if either (i) the corporations are members of the same affiliated group as defined in Section 1504 without regard to section 1504(b), or (ii) one corporation owns, directly or indirectly, stock possessing

                                     B(1)-2
at least fifty percent (50%) of the total combined voting power of all classes of stock entitled to vote, or at least fifty percent (50%) of the total value of shares of all classes of stock (determined by taking into account the constructive ownership of stock rules under Section 318(a) as modified by
Section 304(c)) of the other corporation. In addition, (i) two corporations will be related if either of the foregoing relationships exist immediately before the Merger, immediately after the Merger, or is created in connection with the Merger, and (ii) a partner of a partnership is treated as owning or acquiring any stock owned or acquired by the partnership in accordance with that partner's interest in the partnership;

            14. Neither the Company nor a corporation "related" (as defined above) to the Company has within the last two years redeemed or acquired any shares of Company stock or entered into any agreement, arrangement, or understanding to redeem or acquire any shares of Company stock; nor will it redeem or acquire, or enter into any such agreement, arrangement or understanding to redeem or acquire, any such shares at anytime during the period commencing on the execution hereof and through the Effective Time;

            15. Dividends, if any, that the Company has paid or will pay to its shareholders prior to the Effective Time have been and will be regular and normal distributions made in accordance with the Company's past practices, and the Company has not made any extraordinary distributions (as determined under Treasury Regulation Section 1.368-1T(e)(1)(ii)(A)) in connection with the Merger;

            16. There is no intercorporate indebtedness existing between Parent and the Company or between Acquisition and the Company that was issued, acquired, or will be settled at a discount as a result of the Merger;

            17. None of the compensation received by any shareholder-employee of the Company will be separate consideration for, or allocable to, any of Shares owned by such shareholder-employee; none of the shares of Parent Common Stock received by any shareholder-employee of the Company will be separate consideration for, or allocable to, any employment agreement or any covenants not to compete; and the compensation paid to any shareholder-employee of the Company will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services; and

            18. Parent, Acquisition, the Company, and the Company's stockholders will pay their respective expenses, if any, incurred in connection with the Merger.

                                     B(1)-3

                                   EXHIBIT B-2

    Form of Representations Relating to Tax Matters of Parent and Acquisition

            1. Pursuant to the Merger, Acquisition will merge with and into the Company, and the Company will acquire all of the assets and liabilities of Acquisition. Specifically, the assets transferred to the Company pursuant to the Merger will represent at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by Acquisition immediately prior to the Merger. In addition, at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by the Company immediately prior to the Merger will continue to be held by the Company immediately after the Merger. For the purpose of determining the percentage of the Company's and Acquisition's net and gross assets held by the Company immediately following the Merger, the following assets will be treated as property held by Acquisition or the Company, as the case may be, immediately prior but not subsequent to the Merger: (i) assets used by the Company or Acquisition (other than assets transferred from Parent to Acquisition for such purpose) to pay stockholders perfecting dissenters' rights or other expenses or liabilities incurred in connection with the Merger and (ii) assets used to make distributions, redemptions or other payments in respect of stock of the Company (except for regular, normal distributions) or in respect of rights to acquire such stock (including payments treated as such for tax purposes) that are made in contemplation of the Merger or that are related thereto;

            2. Acquisition was formed solely for the purpose of consummating the transactions contemplated by the Agreement and at no time will Acquisition conduct any business activities or other operations, or dispose of any of its assets, other than pursuant to its obligations under the Agreement;

            3. Parent's principal reasons for participating in the Merger are bona fide business purposes not related to taxes;

            4. No shares of Acquisition (or, following the Effective Time, the Company) have been or will be used as consideration or issued to stockholders of the Company pursuant to the Merger;

            5. Prior to and at the Effective Time, Parent will be in "Control" of Acquisition. As used in these representations, "Control" shall consist of direct ownership of shares of stock possessing at least eighty percent (80%) of the total combined voting power of all classes of stock entitled to vote and at least eighty percent (80%) of the total number of shares of all other classes of stock of the corporation. For purposes of determining Control, a person shall not be considered to own shares of voting stock if rights to vote such shares (or to restrict or otherwise control the voting of such shares) are held by a third party (including a voting trust) other than an agent of such person;

                                     B(2)-1

            6. In the Merger, Shares representing Control of the Company will be exchanged solely for shares of voting stock of Parent. For purposes of this paragraph, Shares exchanged in the Merger for cash and other property (including, without limitation, cash paid to shareholders of the Company in lieu of fractional shares of Parent Common Stock) will be treated as Shares outstanding on the date of the Merger but not exchanged for shares of voting stock of Parent. Parent has no plan or intention to cause the Company to issue additional Shares after the Merger, or take any other action, that would result in Parent losing Control of the Company;

            7. The payment of cash in lieu of fractional shares of Parent Common Stock is solely for the purpose of avoiding the expense and inconvenience to Parent of issuing fractional shares and does not represent separately bargained for consideration;

            8. Parent has no plan or intention to reacquire any of its stock issued in the Merger. Neither Parent nor any "Related Person" will, in connection with the Merger, directly or indirectly reacquire any of Parent's stock issued in the Merger. For purposes of the foregoing, two corporations are related if either (i) the corporations are members of the same affiliated group as defined in Section 1504 without regard to section 1504(b), or (ii) one corporation owns, directly or indirectly, stock possessing at least fifty percent (50%) of the total combined voting power of all classes of stock entitled to vote, or at least fifty percent (50%) of the total value of shares of all classes of stock (determined by taking into account the constructive ownership of stock rules under Section 318(a) as modified by Section 304(c)) of the other corporation. In addition, (i) two corporations will be related if either of the foregoing relationships exist immediately before the Merger, immediately after the Merger, or is created in connection with the Merger, and
(ii) a partner of a partnership is treated as owning or acquiring any stock owned or acquired by the partnership in accordance with that partner's interest in the partnership.

            9. Parent has no plan or intention to liquidate the Company; to merge the Company with or into another corporation (other than a statutory merger of Company with and into Parent pursuant to the merger statute of the state of incorporation of Parent and Company); to sell, distribute or otherwise dispose of the stock of the Company, including by means of a spin-off; to spin-off any other Subsidiary of Parent; or to cause the Company to sell or otherwise dispose of any of its assets, including by means of a spin-off, or of any assets acquired from Acquisition, except for dispositions made in the ordinary course of business or payment of expenses incurred by the Company pursuant to the Merger and except for transfers of stock of the Company to a corporation controlled by Parent or of assets of the Company or Acquisition to a corporation controlled by the Company;

            10. Following the Merger, Parent will either continue the historic business of the Company or use a significant portion of the historic business assets of the Company in a business. For purposes of this representation, Parent will be treated (i) as holding all of the businesses and assets of all of the members of the "qualified group" and (ii) as conducting the business of a partnership if members of the "qualified group" own (in the aggregate) more than a thirty three and one-third percentage (33-1/3%) interest in the capital and profits of the

                                     B(2)-2
partnership or own more than a twenty percent (20%) interest in the capital and profits of the partnership and have active and substantial management functions as a partner with respect to the business of the partnership. The "qualified group" is one or more chains of corporations connected through stock ownership with the Parent, but only if the Parent owns directly an amount of stock meeting the control requirements of Section 368(c) in at least one of the corporations, and stock meeting the control requirements of Section 368(c) in each of the corporations (except the Parent) is owned directly by one of the other corporations.

            11. In the Merger, Acquisition will have no liabilities assumed by the Company and will not transfer to the Company any assets subject to liabilities, except to the extent incurred in connection with the transactions contemplated by the Agreement;

            12. During the past five (5) years, none of the outstanding shares of Company capital stock, including the right to acquire or vote any such shares, have directly or indirectly been owned by Parent;

            13. Neither Parent nor Acquisition is an "investment company" within the meaning of Sections 368(a)(2)(F)(iii) and (iv) of the Code;

            14. Neither Parent nor Acquisition is under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code;

            15. The fair market value of the Parent Common Stock received by each stockholder of the Company will be approximately equal to the fair market value of the Shares surrendered in exchange therefor, and the aggregate consideration received by stockholders of the Company in exchange for their Shares will be approximately equal to the fair market value of all of the outstanding Shares immediately prior to the Merger;

            16. Acquisition, Parent, the Company and the stockholders of the Company will each pay separately its or their own expenses relating to the Merger;

            17. There is no intercorporate indebtedness existing between Parent and the Company or between Acquisition and the Company that was issued, acquired or will be settled at a discount as a result of the Merger;

            18. Other than as specifically provided in the Agreement, Parent will not reimburse any stockholder of the Company for the Company's capital stock such stockholder may have purchased or for other obligations such stockholder may have incurred.

                                     B(2)-3

                                    EXHIBIT C

                          FORM OF CERTIFICATE OF MERGER

                                       OF

                            VICKERS ACQUISITION, INC.
                            (A DELAWARE CORPORATION)

                                  WITH AND INTO

                             THE VANTIVE CORPORATION
                            (A DELAWARE CORPORATION)

                        UNDER SECTION 251 OF THE GENERAL
                    CORPORATION LAW OF THE STATE OF DELAWARE

        The undersigned corporation, The Vantive Corporation, hereby certifies that:

            FIRST: The name and state of incorporation of each of the constituent corporations is: Vickers Acquisition, Inc., a Delaware corporation (the "Disappearing Corporation") and The Vantive Corporation, a Delaware corporation (the "Surviving Corporation").

            SECOND: An agreement of merger has been approved, adopted, certified, executed and acknowledged by the Disappearing Corporation and by the Surviving Corporation in accordance with the provisions of Section 251 of the General Corporation Law of the State of Delaware.

            THIRD: The name of the surviving corporation is _________________.

            FOURTH: Upon the effectiveness of the merger, the Certificate of Incorporation of the Surviving Corporation shall be the Certificate of Incorporation of Vickers Acquisition, Inc.

            FIFTH: The executed agreement of merger is on file at the principal place of business of the Surviving Corporation at 2455 Augustine Drive, Santa Clara, CA 95054.

            SIXTH: A copy of the agreement of merger will be furnished by the Surviving Corporation on request and without cost, to any stockholder of the Disappearing Corporation or the Surviving Corporation.

            IN WITNESS WHEREOF, the undersigned has executed and subscribed to this Certificate of Merger on behalf of The Vantive Corporation as its authorized officer and hereby affirms, under penalties of perjury, that this Certificate of Merger is the act and deed of such corporation and that the facts stated herein are true.

DATED: ____________

                                    The Vantive Corporation,
                                    a Delaware corporation


                                    By:
                                       -----------------------------------------
                                    Name:
                                    Title: President and Chief Executive Officer